SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.240.14a-12

Autobytel Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTOBYTEL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2004

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Autobytel Inc., a Delaware corporation (“Autobytel”), will be held at 18872 MacArthur Boulevard, Fourth Floor, Irvine, California 92612-1400, on Thursday, June 24, 2004, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.  To elect three Class III Directors;

2.  To approve the Autobytel Inc. 2004 Restricted Stock and Option Plan;

3.  To ratify and approve the selection of PricewaterhouseCoopers LLP as independent public accountants for fiscal year 2004; and

4.  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The board of directors has fixed the close of business on April 26, 2004 as the record date for the determination of the holders of common stock entitled to notice of and to vote at the Annual Meeting.

We are enclosing a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of Autobytel, 18872 MacArthur Boulevard, Irvine, California 92612-1400, and will also be available for examination at the Annual Meeting until its adjournment.

YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

By Order of the Board of Directors

Jeffrey A. Schwartz

President and Chief Executive Officer

Irvine, California

April 28, 2004

IMPORTANT

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO AUTOBYTEL’S TRANSFER AGENT AT U.S. STOCK TRANSFER CORPORATION, ATTENTION: PROXY DEPARTMENT, 1745 GARDENA AVENUE, GLENDALE, CALIFORNIA 91204, TO BE RECEIVED NO LATER THAN JUNE 23, 2004. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO AUTOBYTEL OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

PROXY STATEMENT

Autobytel Inc.

18872 MacArthur Boulevard

Irvine, California 92612-1400

To Be Held on June 24, 2004

THE MEETING

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF AUTOBYTEL INC., A DELAWARE CORPORATION, FOR USE AT AUTOBYTEL’S 2004 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”) TO BE HELD ON THURSDAY, JUNE 24, 2004 AT 10:00 A.M., PACIFIC DAYLIGHT TIME, AT AUTOBYTEL’S CORPORATE HEADQUARTERS AT 18872 MACARTHUR BOULEVARD, FOURTH FLOOR, IRVINE, CALIFORNIA 92612-1400, AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

This Proxy Statement of Autobytel is being mailed on or about May 10, 2004 to each stockholder of record as of the close of business on April 26, 2004.

Record Date and Outstanding Shares

Autobytel’s board of directors has fixed the close of business on April 26, 2004 as the record date for the Annual Meeting. Only holders of record of Autobytel’s common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date there were 41,523,883 shares of common stock outstanding and entitled to vote, held of record by 594 stockholders.

Quorum and Vote Required

Holders of Autobytel common stock are entitled to one vote for each share held as of the record date. Approval of the directors in Proposal 1 requires the vote of a plurality of the outstanding common stock of Autobytel present in person or represented by proxy at the Annual Meeting. Approval of proposals 2 and 3 require the affirmative vote of a majority of the outstanding common stock of Autobytel present in person or represented by proxy at the Annual Meeting. Attendance at the Annual Meeting in person or by proxy of the shares representing a majority of the outstanding common stock of Autobytel is required for a quorum.

Abstentions

Any abstention will be counted for purposes of determining a quorum, but will have the same effect as a vote AGAINST the proposals considered at the Annual Meeting.

Broker Non-Votes

In the event that a broker, bank, custodian, nominee or other record holder of Autobytel’s common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Solicitation of Proxy; Expenses of Proxy Solicitation

The enclosed proxy is solicited by and on behalf of the board of directors of Autobytel. In addition, officers, directors and regular employees of Autobytel may solicit proxies by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

Autobytel will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Autobytel has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and Autobytel will reimburse such brokers and nominees for their related out-of-pocket expenses.

Voting of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Autobytel board of directors for use at the Annual Meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Autobytel. All properly signed proxies that Autobytel receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted FOR each of the nominees for Class III Director and FOR each of the aforementioned proposals to be considered at the Annual Meeting.

Autobytel’s board of directors does not know of any matter that is not referred to in this Proxy Statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering a written notice to the Secretary of Autobytel at its principal office, 18872 MacArthur Boulevard, Irvine, California 92612-1400;

•	delivering a signed subsequent proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Recommendation of the Board of Directors

The board of directors of Autobytel recommends that Autobytel stockholders vote FOR the proposal to elect three Class III Directors, FOR the proposal to approve the Autobytel Inc. 2004 Restricted Stock and Option Plan and FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as Autobytel’s independent public accountants for fiscal year 2004.

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

NOMINATION AND ELECTION OF THREE CLASS III DIRECTORS

(PROPOSAL 1)

The persons named in the enclosed proxy will vote to elect the three nominees named below under “Nominees for Class III Director” unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons elected as the Class III Directors. Holders of common stock are not allowed to cumulate their votes in the election of Class III Directors. Shares represented by proxies which are marked “withhold authority” will have the same effect as a vote against the nominees. The Class III Directors are to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors are duly qualified and elected.

The names and certain information concerning the persons nominated to be elected as Class III Directors by the board of directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNDER “NOMINEES FOR CLASS III DIRECTOR”. It is intended that shares represented by the proxies will be voted FOR the election to the board of directors of the persons named below unless authority to vote for the nominees has been withheld in the proxy. Although the persons nominated have consented to serve as directors if elected, and the board of directors has no reason to believe that the nominees will be unable to serve as directors, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the board of directors. The following information regarding Autobytel’s directors, including nominees, is relevant to your consideration of the slate proposed by your board of directors:

Directors

The current directors of Autobytel are as follows:

Name	Age	Position
Michael J. Fuchs	58	Chairman of the Board and Director
Jeffrey A. Schwartz	38	Chief Executive Officer, President and Director
Jeffrey H. Coats	46	Director
Robert S. Grimes	60	Director
Mark N. Kaplan	74	Director
Richard A. Post	45	Director
Mark R. Ross	58	Director

The board of directors is divided into three classes, with each class holding office for staggered three-year terms. The term of Class I Director Jeffrey A. Schwartz expires in 2005, the terms of Class II Directors Mark N. Kaplan, Mark R. Ross and Richard A. Post expire in 2006 and the terms of Class III Directors Jeffrey H. Coats, Michael J. Fuchs and Robert S. Grimes expire in 2004. There are no family relationships among Autobytel’s officers and directors.

Attendance at Meetings and Board Committees

During the fiscal year ended December 31, 2003, the board of directors held a total of 15 meetings. Each member of the board of directors attended more than 75% of the meetings of the board and of the committees of which he was a member.

The board of directors has constituted a Corporate Governance and Nominations Committee, a Compensation Committee and an Audit Committee.

The Corporate Governance and Nominations Committee, which was established in March 2004 and operates under a charter approved by the board of directors, is responsible for (i) identifying individuals qualified to become directors and selecting director nominees or recommending nominees to the board of directors for nomination; (ii) recommending nominees for appointment to committees of the board of directors; (iii) developing and recommending charters of committees of the board of directors; and (iv) overseeing the corporate governance of Autobytel and, as deemed necessary or desirable from time to time, developing and recommending corporate governance policies to the board of directors. The Corporate Governance and Nominations Committee currently consists of Michael J. Fuchs (Chairman), Mark N. Kaplan and Mark R. Ross. A copy of the charter of the Corporate Governance and Nominations Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Autobytel web site, www.autobytel.com. Information on our web site is not incorporated by reference in this Proxy Statement.

The Compensation Committee, which met on 15 occasions in 2003 and operates under a charter approved by the board of directors, is responsible for (i) determining or recommending to the board of directors the compensation of the Chief Executive Officer and each other executive officer or any other officer who reports directly to the Chief Executive Officer based on the performance of each officer, (ii) making recommendations to the board of directors regarding stock option and purchase plans and other equity compensation arrangements and (iii) preparing reports regarding executive compensation for disclosure in Autobytel’s proxy statements or as otherwise required by applicable laws. The Compensation Committee currently consists of Jeffrey H. Coats, Michael J. Fuchs (Chairman) and Mark N. Kaplan. A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Autobytel web site, www.autobytel.com.

The Audit Committee operates under a charter approved by the board of directors, a copy of which is attached hereto as Annex A. The Audit Committee’s primary responsibilities are to (i) oversee Autobytel’s accounting and financial reporting policies, processes, practices and internal controls, (ii) appoint, compensate and oversee the independent auditors, (iii) review the quality and objectivity of Autobytel’s independent audit and financial statements and act as liaison between the board of directors and the independent auditors. The Audit Committee currently consists of Jeffrey H. Coats, Mark N. Kaplan, Mark R. Ross and Richard A. Post (Chairman) and met on 13 occasions in 2003. Mr. Post is an audit committee financial expert within the meaning of federal securities laws.

All directors attended the 2003 annual meeting of stockholders.

Independence

All directors, other than Jeffrey A. Schwartz and Robert S. Grimes, and all committee members satisfy the definition of independent director under applicable federal securities laws and rules of the NASDAQ National Market. All members of the Audit Committee satisfy the definition for audit committee independence under federal securities laws.

Board Nominee Process

The Corporate Governance and Nominations Committee considers candidates for directors suggested by its members and other directors, as well as management and stockholders. The Corporate Governance and Nominations Committee may also from time to time as appropriate retain a third-party executive search firm to identify candidates. A stockholder who wishes to recommend a prospective nominee for the board of directors should notify Autobytel’s Secretary or any member of the Corporate Governance and Nominations Committee in writing with whatever supporting material the stockholder considers appropriate. The Corporate Governance and Nominations Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of Autobytel’s by-laws relating to stockholder nominations as described in “Future Stockholder Proposals” below.

Generally, once the Corporate Governance and Nominations Committee has identified a prospective nominee, the Corporate Governance and Nominations Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Corporate Governance and Nominations Committee with the recommendation of the prospective candidate, as well as the Corporate Governance and Nominations Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. Generally, the preliminary determination is based primarily on the need for additional board of directors members to fill vacancies or expand the size of the board of directors and the likelihood that the prospective nominee can satisfy evaluation factors determined by the Corporate Governance and Nominations Committee to be appropriate from time to time for such evaluation. Current factors considered by the Corporate Governance and Nominations Committee are described below. If the Corporate Governance and Nominations Committee determines, in consultation with the other board members, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Corporate Governance and Nominations Committee. The Corporate Governance and Nominations Committee then evaluates the prospective nominee against factors it considers appropriate from time to time, which currently include:

•	The ability of the prospective nominee to represent the interests of the stockholders of Autobytel;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties; and

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the board of directors.

The Corporate Governance and Nominations Committee intends to nominate current members of the board of directors in the year in which their respective term expires so long as they continue to exhibit the qualities described above and are otherwise qualified to serve as members of the board of directors.

The Corporate Governance and Nominations Committee may also consider such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Corporate Governance and Nominations Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Corporate Governance and Nominations Committee and others, as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Corporate Governance and Nominations Committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees after considering the recommendation and report of the Corporate Governance and Nominations Committee.

The nominees for Class III Director herein were nominated by the board of directors prior to the formation of the Corporate Governance and Nominations Committee.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with any director or with the non-management directors as a group may do so by writing to Secretary, Autobytel Inc., 18872 MacArthur Boulevard, Irvine, California 92612-1400. Effective April 6, 2004, the Corporate Governance and Nominations Committee approved a process of handling letters received by Autobytel addressed to non-management members of the board of directors. Under that process, the Secretary reviews all such correspondence and regularly forwards to the board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the board of directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Autobytel that is addressed to members of the board of directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Autobytel’s Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Conduct and Ethics

The board of directors adopted a Code of Conduct and Ethics for Employees, Officers and Directors (the “Code of Ethics”). The Code of Ethics is applicable to employees, officers and directors of Autobytel, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is posted and available on the Corporate Governance link of the Investor Relations section of the Autobytel website, www.autobytel.com. Autobytel intends to post amendments to or waivers from the Code of Ethics (to the extent applicable to Autobytel’s chief executive officer, principal financial officer or principal accounting officer or directors) at this location on its Web site.

Nominees for Class III Director

The following persons’ names will be placed in nomination for election to the board of directors as Class III Directors. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless you specify otherwise.

Jeffrey H. Coats was elected a director of Autobytel in August 1996. Mr. Coats has been Chief Executive Officer, President and director of Mikronite Technologies Group Inc., an industrial technology company, since February 2002. Since August 2001, Mr. Coats has also been Managing Director of Maverick Associates LLC, a financial consulting and investment company. From July 1999 to July 2001, Mr. Coats was a Founder and Managing Director of TH Lee Global Internet Managers, L.P., a fund focused on making equity investments in eCommerce and Internet-related companies globally. Mr. Coats remains a limited partner of the fund. Mr. Coats served as Managing Director of GE Equity, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from April 1996 to July 1999. Mr. Coats led GE Equity’s Consumer Group, which included strategic and financial investments in the Internet, eCommerce, media and entertainment, retail and consumer products and services. Many of these investments were made in conjunction with other GE operating subsidiaries, including NBC, GE Lighting and GE Appliances. Mr. Coats has also held various positions, including as Managing Director, of GE Capital Corporate Finance Group, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from June 1987 to April 1993. From May 1993 to April 1996, Mr. Coats was a partner in two private investment firms. Mr. Coats holds a B.B.A. in Finance from the University of Georgia and an M.B.A. in International Management from the American Graduate School of International Management.

Michael J. Fuchs was elected as a director of Autobytel in September 1996 and became Chairman in June 1998. From November 2000 to May 2001, Mr. Fuchs was Chief Executive Officer of MyTurn.com, Inc. and was Interim Chief Executive Officer from April 2000 to October 2000. Mr. Fuchs was a consultant from November 1995 to April 2000. Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a Division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a Division of Time Warner Inc., from May 1995 to November 1995. MyTurn.com, Inc. filed a voluntary petition under Chapter 11 of the Bankruptcy Code on March 2, 2001, which was converted to a filing under Chapter 7 of the Bankruptcy Code on April 2, 2001. Mr. Fuchs holds a B.A. from Union College and a J.D. from the New York University School of Law. Mr. Fuchs is a member of the board of directors of Salon Media Group, Inc.

Robert S. Grimes has been a director of Autobytel since inception and since April 2000 has also been a consultant to Autobytel. From July 1996 through March 2000, Mr. Grimes served as Executive Vice President of

Autobytel. Since September 1987, Mr. Grimes has been President of R.S. Grimes & Co., Inc., a private investment company. From April 1981 to March 1987, Mr. Grimes was a partner with the investment firm of Cowen & Company. Mr. Grimes holds a B.S. from the Wharton School of Commerce and Finance at the University of Pennsylvania and an L.L.B. from the University of Pennsylvania Law School. Mr. Grimes has served on the board of directors of Philips International Realty Corp., a New York Stock Exchange listed company, since April 1998.

Other Directors

Mark N. Kaplan was elected as a director of Autobytel in June 1998. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel to such firm. Mr. Kaplan serves on the board of directors of the following companies whose shares are publicly traded: American Biltrite Inc. (adhesive-coated, pressure-sensitive papers and films; tile flooring), Congoleum Corporation, Inc. (resilient sheet and tile flooring), DRS Technologies, Inc. (defense electronic products and systems), REFAC (intellectual property licensing and product development) and Volt Information Sciences, Inc. (staffing services and telecommunications and information solutions). Mr. Kaplan holds an A.B. from Columbia College and a J.D. from Columbia Law School.

Richard A. Post has served as a director of Autobytel since February 1999. Mr. Post is currently a private investor. From July 2000 to December 2002, Mr. Post was Managing Partner of Lonetree Capital Partners, a technology investment fund. From June 1998 to July 2000, Mr. Post was Executive Vice President and Chief Financial Officer of MediaOne Group, Inc. and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc. From January 1997 to June 1998, Mr. Post was Vice President and Chief Financial Officer of MediaOne Group, Inc. Mr. Post joined US WEST Financial Services in April 1988 as manager of Corporate Development and was promoted in 1990, first to Executive Director, and then to Vice President, responsible for all Capital Asset Group businesses. From June 1996 to January 1997, he was President of Corporate Development at US WEST, Inc. where he had responsibility for corporate development efforts at US WEST Communications, as well as US WEST, Inc. From December 1995 to June 1996, he served as Vice President of Corporate Development for US WEST Media Group, a division of the former US WEST, Inc. Mr. Post holds both a business administration degree and an M.B.A. from Delta State University. Mr. Post is a member of the board of directors of Arbitron, Inc., an international media and marketing research company.

Mark R. Ross has been a director of Autobytel since August 2001. Mr. Ross was a founding investor and director of Autoweb from 1996 until its merger with Autobytel in August 2001. From 1999 until March 2004, Mr. Ross was a Managing Director of Chatsworth Securities, L.L.C., an investment firm. Since May 1996, Mr. Ross has been Managing Director of Cogito Capital Partners, L.L.C., a merchant bank focusing on advising, investing in and raising funds for technology companies. Mr. Ross has served on the board of advisors of numerous Internet companies, including iCastle.com and MediaPlex, Inc. Since May 1984, Mr. Ross has served as President, Chief Executive Officer and a director of On Word Information, Inc. He received a Bachelor of Science degree in finance from Lehigh University and studied at the graduate level in education at the University of Massachusetts.

Jeffrey A. Schwartz has served as director of Autobytel since August 2001 and President and Chief Executive Officer of Autobytel since December 2001. Mr. Schwartz was President and Chief Executive Officer and a director of Autoweb.com, Inc. from November 2000 to August 2001 and since December 2001. He previously served as Autoweb’s Vice President, Strategic Development from October 1999 to November 2000. From 1995 to October 1999, Mr. Schwartz held various positions at The Walt Disney Company, including Corporate Vice President responsible for worldwide corporate alliance business development. In this role, Mr. Schwartz was responsible for executing the company’s long-term strategic marketing, promotional, advertising, and licensing relationships. During his tenure at Disney, Mr. Schwartz held several positions inside of the corporate group and was responsible for worldwide political affairs, governmental relations, and various strategic business communications and representations functions. From 1993 to 1995, Mr. Schwartz was a principal of California Communications Group, advising corporate, non-profit, and governmental clients. Mr. Schwartz received Bachelor of Arts, Master of Arts, and Ph.D. degrees in Political Science from the University of Southern California.

APPROVAL OF THE AUTOBYTEL INC.

2004 RESTRICTED STOCK AND OPTION PLAN

(PROPOSAL 2)

General

The board of directors of Autobytel has unanimously approved and directed that there be submitted to stockholders for their approval the Autobytel Inc. 2004 Restricted Stock and Option Plan (the “2004 Plan”). The purpose of the 2004 Plan is to provide additional compensation and incentives to eligible employees and service providers of Autobytel and to provide compensation to outside directors of Autobytel. As of March 31, 2004, the persons eligible to receive discretionary awards under the 2004 Plan are 6 outside directors, 14 officers, 314 other employees and no service providers who were reasonably regarded as being eligible to participate in the 2004 Plan.

Equity awards are an important and critical element of compensation in the e-commerce and technology industries without which we will have difficulty retaining and recruiting valuable employees. Without approval of the 2004 Plan, we will not have equity awards under existing equity plans available to grant to current and future employees, including employees of recently acquired or to be acquired entities, other than 709,344 equity awards available for grant under existing equity plans as of April 15, 2004 and equity awards that become available for grant due to cancellation of outstanding grants upon employee departures.

A copy of the 2004 Plan is attached hereto as Annex B and should be consulted for detailed information. All statements made herein regarding the 2004 Plan are only intended to summarize it and are qualified in their entirety by reference to the 2004 Plan.

The 2004 Plan provides for an aggregate of 2,700,000 shares of Autobytel’s common stock to be available for awards (“Awards”) in the form of restricted shares, restricted units, stock options, stock appreciation rights (“SARs”), deferred shares or performance awards (which includes performance units and Performance Compensation Awards, as described below).

Description of the 2004 Plan

Effectiveness.    The 2004 Plan will become effective upon approval by Autobytel’s stockholders. If stockholder approval is not received, the 2004 Plan will not become effective.

Administration.    Autobytel’s board of directors has the discretion either to administer the 2004 Plan or to delegate that authority to a committee for this function. The board of directors may act in lieu of the committee on any matter within its discretion or authority, and may eliminate the committee, remove any committee member, or add members to the committee, at any time in its discretion. The 2004 Plan uses the term “Administrator” to refer to the board of directors or any appointed committee which administers the 2004 Plan. The Administrator has broad discretion to make and modify awards, to document Awards and to construct and interpret the terms of the 2004 Plan and any agreements setting forth the terms and conditions of an Award (“Award Agreements”).

Eligible Persons.    The Administrator has the discretion to grant Awards pursuant to the 2004 Plan in order to promote Autobytel’s long-term growth and profitability by using the Awards to attract, retain and motivate selected directors, officers, employees, consultants, or other service providers. No eligible person may receive Awards with respect to more than (i) 500,000 shares of Autobytel’s common stock during any one calendar year or (ii) 1 million shares of Autobytel’s common stock during the term of the 2004 Plan. No eligible person may receive performance units in any performance period (which shall not be less than one fiscal year) in excess of $2.5 million in cash or 200,000 shares of common stock. Deferred shares may not be awarded to employees who are not highly compensated employees or part of a select group of Autobytel executives.

Shares Available for Grants.    If the stockholders approve this proposal, the 2004 Plan will reserve 2,700,000 shares of Autobytel common stock for Awards. In addition, the aggregate number of shares of common stock subject to Awards under the 2004 Plan in the form of restricted shares, restricted units, deferred shares or performance awards cannot exceed 200,000. The shares available under the 2004 Plan may be authorized but unissued common stock, or common stock reacquired by Autobytel. Subject to any required action by Autobytel’s stockholders, the number of shares covered by each outstanding Award, the number of shares available for Awards, the number of shares that may be subject to Awards to any one participant, and the price per share (if any) covered by each such outstanding Award will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by Autobytel other than the conversion of any convertible securities. Such adjustments will be made by the Administrator, whose determination in that respect will be final. If the 2004 Plan is approved by the stockholders, Autobytel’s board of directors intends to cause the shares of common stock available for Awards granted under the 2004 Plan to be registered on a Form S-8 Registration Statement to be filed with the Securities and Exchange Commission at Autobytel’s expense.

Agreements Evidencing Awards.    Each Award will be evidenced by a written Award Agreement which will contain such provisions as the Administrator (or a special committee designated by the Administrator) in its discretion deems necessary or desirable.

Conditions on Issuance of Shares.    The Administrator has the discretionary authority to impose, in Award Agreements, such restrictions on shares of common stock as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

In addition, the Administrator is not required to issue shares or deliver share certificates unless the issuance complies with applicable securities laws and other applicable conditions, and to that end may require that a participant make certain representations. If the Administrator determines that any consent is necessary as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares or other rights, or the taking of any other action pursuant to the 2004 Plan, then such actions will not be taken until the consent has been satisfied.

Restricted Shares and Restricted Unit Awards.    The Administrator may grant Awards of restricted shares that vest immediately or based on future conditions, and may include a purchase price if the Administrator so determines. The participant will receive a certificate or certificates for the appropriate number of shares. Certain participants may, with the Administrator’s consent, elect to exchange restricted shares for deferred shares pursuant to the terms of the 2004 Plan. If so provided in an Award Agreement, during a designated period of up to 120 days following termination of a participant’s service with Autobytel for any reason or for reasons designated in the Award Agreement, Autobytel shall have the right to repurchase shares to which restrictions on transferability apply, in exchange for which Autobytel shall repay to the participant the lesser of the amount paid by participant for such shares or the fair market value of such shares at the time of repurchase by Autobytel (or such other price as the Administrator shall specify in the Award Agreement). Any certificate issued evidencing restricted shares will remain in Autobytel’s possession until those shares are free of restrictions, except as otherwise determined by the Administrator.

In lieu of issuing restricted shares to a participant, the Administrator has discretion under the 2004 Plan to grant Awards in the form of restricted units, which give a participant the right to receive shares after certain vesting requirements are met. The Award Agreement evidencing an Award of restricted units shall set forth a number of restricted units that corresponds to the number of shares that the participant will be entitled to receive upon vesting, the vesting requirements and other terms and conditions. Unless the Award Agreement expressly provides otherwise, Awards of restricted units shall be subject to the same forfeiture and deferral provisions that apply to Awards of restricted shares. If a participant who has received an Award of restricted units provides the

Administrator with notice of his or her intention to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the shares that are the subject of the Award, the Administrator may, in its discretion and subject to any terms and conditions that the Administrator may impose, exchange the participant’s restricted units into restricted shares, on a one-for-one basis.

Deferred Shares.    The Administrator may permit select managers or other highly compensated employees to elect, under certain circumstances and at certain limited times provided in the 2004 Plan, to make an irrevocable election to receive credits of deferred compensation instead of receiving fees, salary or other income from Autobytel that they would otherwise receive. The amount of deferred compensation will be credited to the participant’s account as deferred shares at the end of each calendar year unless the Administrator directs or approves a more frequent period. Unless such participants choose another method of distribution, the shares will be distributed in five substantially equal installments once per year beginning on the first day of the calendar year after the participant’s service with Autobytel ends. Any distribution of common stock will include dividends that accrued after the date of the deferred share Award (with cash dividends being converted into deferred shares at the end of each fiscal year). The deferred compensation share vesting restrictions will be determined by the Administrator.

If necessary, participants may apply to the Administrator for an immediate distribution of all or a portion of the deferred shares because of a hardship. This hardship must be the result of the participant or the participant’s dependent’s sudden or unexpected illness or accident, casualty loss of property, or similar conditions beyond the participant’s control. The amount, if any, of this hardship distribution will be limited to the amount necessary to relieve the financial hardship. The Administrator has the final authority to make all determinations associated with hardship distributions.

Options.    The Administrator may grant to participants options to purchase shares of Autobytel’s common stock. Subject to the provisions of the Code, options may be either incentive stock options (within the meaning of Section 422 of the Code) or nonqualified stock options (i.e., an option which does not qualify as an incentive stock option) (“Nonqualified Stock Options”). The per share purchase price (i.e., the “exercise price”) under each option shall be established by the Administrator at the time the option is granted. The per share exercise price of any option shall not be less than 100% of the fair market value of a share on the date the option is granted (110% in the case of an incentive stock option grant to a ten-percent stockholder).

Each option granted pursuant to the 2004 Plan shall be for such term as the Administrator determines, provided, however, that no option shall be exercisable after the expiration of ten years from its grant date (five years in the case of an incentive stock option granted to a ten-percent stockholder). The Award Agreement evidencing the option grant shall set forth the terms and conditions applicable to such option upon a termination or change in the employment status of the participant as determined by the Administrator. The Administrator may impose vesting requirements on the right to exercise; provided that options granted to participants who are not directors, officers, or consultants must become exercisable at a rate no longer than 20% per year over five years from the grant date. To the extent the fair market value of the shares underlying a participant’s incentive stock options exceeds $100,000 for shares first subject to purchase in a particular calendar year, the incentive stock option shall be treated as a Nonqualified Stock Option.

The purchase price for shares acquired pursuant to the exercise of an option must be paid (i) in cash, (ii) by transferring shares (valued at fair market value as of the date the shares are tendered) owned for at least six months to Autobytel, or (iii) a combination of the foregoing, including any cashless exercise mechanism or promissory note, in each case, upon such terms and conditions as determined by the Administrator. The Administrator may grant additional options to a participant who exercises an option through the surrender of shares. Under applicable law, executive officers and directors are not eligible to exercise options with promissory notes.

Subject to stockholder approval for a broad-based buy-out offer, and subject to any other approval requirements that may apply (in either case, as the Administrator determines in its sole discretion), the

Administrator may at any time offer to buy out an option in exchange for a payment in cash or shares, based on terms and conditions that the Administrator shall establish and communicate to the participant at the time the offer is made. In addition, subject to the foregoing approval requirements, if the fair market value for shares subject to an option is more than 50% below their option price for more than 30 consecutive business days, the Administrator may unilaterally terminate and cancel the option, either (i) by paying the participant, in cash or shares, not less than an amount based on the value of the vested portion of the option (referred to as the “Black-Scholes” value), or (ii) by making an irrevocable commitment to grant a new option on substantially the same terms as the cancelled option, on a certain date more than six months after the termination of the option, and subject to certain terms and conditions.

Stock Appreciation Rights.    The 2004 Plan permits the granting of SARs to participants in connection with an option or independently of an option. A SAR permits the grantee to receive, upon exercise, cash and/or shares, at the discretion of the Administrator, equal in value to an amount determined by multiplying (i) the number of shares as to which such SAR is being exercised, by (ii) the excess (or, in the discretion of the Administrator if provided in the Award Agreement, a portion of the excess), if any, of either (x) for those granted in connection with an option, the fair market value per share on the exercise date over the purchase price per share under the related option, or (y) for those not granted in connection with an option, the fair market value per share on the exercise date over the fair market value per share on the grant date of the SAR.

The Administrator has the same discretion to buy out SARs as it has to buy out options, subject to stockholder approval for a broad-based buy-out offer and any other approval requirements that may apply (as determined by the Administrator in its sole discretion).

Performance Awards.    The 2004 Plan authorizes the Administrator to grant performance-based Awards in the form of performance units that the Administrator may, or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Code Section 162(m) limitations. In either case, performance units vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, Autobytel, or any affiliate. Performance units are payable in shares, cash, or some combination of the two, subject to an individual participant limit of $2.5 million and 200,000 shares per performance period. The Administrator decides the length of performance periods, but the periods may not be less than one fiscal year of Autobytel.

With respect to Performance Compensation Awards, the 2004 Plan requires that the Administrator specify in writing the performance period to which the Performance Compensation Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Performance Compensation Award may not be amended or modified in a manner that would cause the compensation payable under the Performance Compensation Award to fail to constitute performance-based compensation under Code Section 162(m).

Under the 2004 Plan, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by Autobytel (or such other standard applied by the Administrator) and, if so determined by the Administrator, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Amendment and Termination of the Plan; Modification of Awards.    The board of directors may at any time amend or modify the 2004 Plan; provided, however, that no such action of the board of directors shall take effect without approval of the stockholders of Autobytel to the extent such approval is required by the 2004 Plan, applicable law or determined by the board of directors to be necessary or desirable for any reason (including but not limited to the satisfaction of listing requirements on a stock exchange). The board of directors may from time to time, with respect to any shares at the time not subject to Awards, suspend or terminate the 2004 Plan, subject to stockholder approval to the extent required by law or determined by the board of directors. No amendment, suspension or termination of the 2004 Plan will, without the consent of any affected participant, alter or impair any rights or obligations under any Award previously granted. The Administrator may modify an Award, provided that no modification to such Award shall materially reduce the participant’s rights as determined by the Administrator. Unless terminated earlier as provided above, the 2004 Plan will terminate on March 2, 2014.

Merger, Sale Etc.    Except as described below and as provided in the 2004 Plan, participants will not have any rights in the event that Autobytel is sold, merged, or otherwise reorganized. Unless the Award Agreement provides differently or unless any party to the merger, consolidation, or sale or transfer of Autobytel assets assumes Autobytel’s obligations with respect to Awards under the 2004 Plan, the unvested portion of Awards will become immediately vested upon any merger (other than a merger in which Autobytel is the surviving entity and the terms and number of outstanding shares remain unchanged as compared to the terms and number of outstanding shares prior to the merger), consolidation, or sale or transfer of Autobytel assets. Unless the Award Agreement provides differently, upon any liquidation or dissolution of Autobytel as provided in the 2004 Plan, all of the rights to any portion of unvested Awards will end, and the Awards will be canceled at the time of the liquidation or dissolution unless the relevant dissolution or liquidation plan provides otherwise.

Tax Withholding.    Before any transfer of shares pursuant to the 2004 Plan, the participant must satisfy any federal, state, local or foreign withholding tax obligations that may arise in connection with an Award or the issuance of shares. In the absence of any other arrangement, an employee will be deemed to have directed Autobytel to withhold or collect from his or her compensation the amount necessary to satisfy any tax withholding obligations from the next payroll payment otherwise payable. A participant may satisfy his or her minimum statutory tax withholding obligations by any one or a combination of the following methods that the Administrator may approve in its discretion: (i) in cash, (ii) delivering to Autobytel shares registered in the participant’s name that have a fair market value equal to the amount required to be withheld, or (iii) having Auobytel retain (or refrain from issuing) a number of shares to be awarded that have a fair market value equal to the amount of tax to be withheld.

Nontransferability.    Awards may not be sold, pledged, assigned, hypothecated, transferred, or otherwise encumbered or disposed of other than by will or by laws of descent or distribution, and except as specifically provided in the 2004 Plan or the applicable Award Agreement. To the extent provided in an Award Agreement or an amendment thereto, participants may transfer Awards (other than incentive stock options) to immediate family members or trusts under specified circumstances.

Financial Effects of Awards.    Autobytel will receive no monetary consideration for the granting of options and SARs. It will receive no monetary consideration other than the purchase price, if any, paid for common stock purchased upon the exercise of options. Cash proceeds from the sale of common stock issued pursuant to the exercise of options will be added to the general funds of Autobytel to be used for general corporate purposes. Under the intrinsic value method that Autobytel follows under applicable accounting standards, recognition of compensation expense is required when options are granted, only to the extent of any excess of the fair market value of the common stock on the date the Award is granted over the exercise price associated with the option. This excess (if any) would be expensed over any vesting period.

The granting of SARs will require charges to earnings of Autobytel based on the amount of the appreciation, if any, in the market price of the common stock to which the SARs relate over the exercise price of those shares. Prior to the exercise of SARs, increases or decreases in the market price of common stock result in charges or benefits to earnings. If the market price of the common stock declines subsequent to a charge against earnings due to the appreciation in the common stock subject to SARs, the amount of the decline will reverse prior charges against earnings (but not by more than the aggregate of prior charges).

Autobytel will receive no monetary consideration for the granting of options and SARs. In addition, Autobytel will receive no monetary consideration other than the purchase price, if any, paid for shares. Cash proceeds from the sale of common stock issued pursuant to the purchase of shares will be added to the general funds of Autobytel to be used for general corporate purposes. Under the intrinsic value method that Autobytel follows under applicable accounting standards, recognition of compensation expense is required when restricted shares or deferred shares Awards are granted, with the excess of the fair market value of the common stock on the date the Award is granted over the price paid (if any) being expensed over any vesting period.

Federal Income Tax Consequences

Summarized below are the federal income tax consequences that Autobytel expects (based on current tax laws, rules, and interpretations) with respect to Awards authorized pursuant to the 2004 Plan.

Date of Grant.    In general, an optionee will not recognize taxable income upon grant of an option or SAR, and Autobytel will not be entitled to any business expense deduction with respect to the grant. The recipient of an Award will not recognize taxable income upon its grant, unless he or she receives a distribution of restricted shares and makes a timely Section 83(b) election. Nor will the grant entitle Autobytel to a current tax deduction.

Subsequent Distribution of Unrestricted Shares.    Whenever Autobytel transfers unrestricted shares of common stock to a participant, the participant will recognize ordinary income equal to the fair market value of the property transferred. Autobytel will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the Award holder.

Exercise of Incentive Stock Option.    An optionee will not recognize ordinary income upon the exercise of an incentive stock option; however, the excess of the fair market value on the date of the exercise of the shares received over the exercise price of shares will be treated as an adjustment to alternative minimum taxable income. In order for the exercise of an incentive stock option to qualify for the foregoing tax treatment, the optionee generally must be an employee from the date of the grant through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

Sale of Shares Purchased with Incentive Stock Option.    If the optionee has held the shares acquired upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option. Subject to the discussion below with respect to Section 162(m) of the Code, Autobytel will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

Exercise of Nonqualified Stock Options.    Upon the exercise of a Nonqualified Stock Option, an optionee will generally recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option (special rules may apply in the case of an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”)). If Autobytel complies with applicable withholding requirements, Autobytel will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. In general, Autobytel will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the grantee upon exercise of a Nonqualified Stock Option (subject to the discussion below with respect to Section 162(m) of the Code).

Stock Appreciation Rights.    In general, a participant to whom a SAR is granted will recognize no income at the time of the grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any cash or shares that the participant receives. In general, Autobytel will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the grantee upon exercise of the SAR (subject to the discussion below with respect to Section 162(m) of the Code).

Restricted Shares, Restricted Units, Deferred Shares, and Performance Awards.    In general, a participant will not recognize income at the time of grant of restricted shares, restricted units, deferred shares or performance awards, unless the participant elects with respect to restricted shares or restricted units to accelerate income taxation to the date of the Award. In this event, a participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the participant receives. The same tax consequences apply to performance awards.

Special Tax Provisions.    Under certain circumstances, the accelerated vesting, cash-out, or the accelerated lapse of restrictions on Awards in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax on excess parachute payments and Autobytel may be denied a tax deduction with respect to such amounts.

Section 162(m) of the Code and the regulations thereunder generally would disallow Autobytel a federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent such compensation paid to any of such individuals exceeds one million dollars in any year. Section 162(m) generally does not disallow a deduction for payments of qualified “performance-based compensation” the material terms of which have been approved by stockholders. Autobytel intends that the compensation attributable to certain Awards granted under the 2004 Plan will be qualified “performance-based compensation.” To qualify, Autobytel is seeking stockholder approval of the 2004 Plan.

Disclosure of Awards

No Awards have been made pursuant to the 2004 Plan, and none are expected to occur prior to stockholder approval.

Recommendation

The board of directors has determined that the 2004 Plan is desirable, cost effective and is designed to provide incentives that should benefit Autobytel and its stockholders. The board of directors is seeking stockholder approval of the 2004 Plan in order to satisfy the requirements of the Code for favorable tax treatment of Awards under the 2004 Plan and to satisfy NASDAQ listing requirements. Stockholder approval of the 2004 Plan will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

The board of directors recommends a vote FOR approval of the Autobytel Inc. 2004 Restricted Stock and Option Plan.

RATIFICATION AND APPROVAL OF

AUTOBYTEL’S INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL 3)

The Audit Committee has selected PricewaterhouseCoopers LLP to audit the financial statements of Autobytel for the year ended December 31, 2004, subject to finalizing the engagement arrangements with such firm. PricewaterhouseCoopers LLP has audited Autobytel’s financial statements since May 2002.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered by (i) PricewaterhouseCoopers LLP for the year ended December 31, 2003 and for the period from May 22, 2002 through December 31, 2002, and (ii) Arthur Andersen LLP from January 1, 2002 through May 21, 2002 were as follows:

	PricewaterhouseCoopers LLP		Arthur Andersen LLP
	2003	May 22 through December 31, 2002	January 1 through May 21, 2002
Audit	$231,400	$167,800	$22,000
Audit related	140,600	105,300	14,800
Tax	240,900	146,600	25,400
All other	—	—	5,000

Total	$612,900	$419,700	$67,200

Audit Fees

The audit fees billed by PricewaterhouseCoopers LLP for the year ended December 31, 2003 and the period May 22, 2002 through December 31, 2002, respectively, were for professional services rendered for the audits of Autobytel’s annual financial statements and the reviews of the interim financial statements included in Autobytel’s Quarterly Reports on Form 10-Q.

The audit fees billed by Arthur Andersen LLP for the period January 1, 2002 through May 21, 2002, were for professional services rendered for the review of the consolidated financial statements included in Autobytel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

Audit Related Fees

The audit related fees billed by PricewaterhouseCoopers LLP for the year ended December 31, 2003 and the period May 22, 2002 through December 31, 2002, respectively, were for professional services rendered for due diligence and audits in connection with acquisitions, accounting consulting and internal control reviews.

The audit related fees billed by Arthur Andersen LLP for the period January 1, 2002 through May 21, 2002, were for professional services rendered for accounting consulting related to the reorganization of a foreign subsidiary and the transition of audit responsibilities to PricewaterhouseCoopers LLP.

Tax Fees

Tax fees billed by PricewaterhouseCoopers LLP for the year ended December 31, 2003 and the period May 22, 2002 through December 21, 2002, respectively, were for professional services rendered for tax compliance and tax advice, including tax advice and tax due diligence relating to acquisitions.

Tax fees billed by Arthur Andersen LLP for the period January 1, 2002 through May 21, 2002, were for professional services rendered for tax compliance and tax advice.

All Other Fees

There were no other fees billed by PricewaterhouseCoopers LLP for the year ended December 31, 2003 and the period May 22, 2002 through December 31, 2002, respectively, other than for services described above.

All other fees billed by Arthur Andersen LLP for the period January 1, 2002 through May 21, 2002, were for professional services rendered for consulting related to Autobytel’s tender offer for the exchange of stock options.

The Audit Committee has determined that the provision of services rendered above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Pre-Approval Policy

Under its charter, the Audit Committee is required to pre-approve all audit (including the annual audit engagement letter with the independent auditors) and permitted non-audit services (including the fees and terms thereof) provided to the company by the independent auditors, subject to the de minimus exception for non-audit services as described in the Exchange Act. The Audit Committee consults with management with respect to pre-approval, including whether the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and may not delegate these responsibilities to management. The Audit Committee may delegate to any member or members of the Audit Committee the power to grant any pre-approval, provided that such pre-approval is reported to the Audit Committee at the next scheduled Audit Committee meeting.

Each member of the Audit Committee has the authority to approve fees for services by PricewaterhouseCoopers LLP of up to $50,000. Any approved fees may be exceeded by no more than 20% without seeking further approval even if the total amount of such fees, including the excess, exceeds $50,000. Such authority is delegated first to Richard Post and then to Mark Ross, Mark Kaplan and Jeffrey Coats in such order. Any approval by a member of the Audit Committee is required to be reported to the Audit Committee at the next regularly scheduled meeting. All fees for services by PricewaterhouseCoopers LLP during 2003 were approved by the Audit Committee.

From time to time, the Audit Committee pre-approves fees up to a maximum amount for future services relating to recurring tax matters and securities filings.

Autobytel is required to provide the Audit Committee at each regularly scheduled quarterly meeting information about engagements with PricewaterhouseCoopers LLP, including fees paid.

The board of directors recommends a vote FOR the proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as Autobytel’s independent public accountants for fiscal year 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock as of April 15, 2004, by each director, each executive and named officer, and all directors and executive and named officers of Autobytel as a group. As of April 15, 2004, Autobytel was not aware of any person that owned beneficially more than five percent (5%) of the common stock of Autobytel. The “Number of Shares Beneficially Owned” is based on 41,509,413 outstanding shares of common stock as of April 15, 2004. Shares of common stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if such person has the right to acquire beneficial ownership of such shares within 60 days of April 15, 2004, through the exercise of any option, warrant or other right or the conversion of any security, or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account, or similar arrangement. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of Autobytel common stock beneficially owned by them subject to community property laws, where applicable. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the U.S. Securities and Exchange Commission, or based upon the actual knowledge of Autobytel.

	Shares Beneficially Owned
	Number	Percent
Executive and Named Officers and Directors:
Robert S. Grimes(1)	915,594	2.2%
Jeffrey A. Schwartz(2)	855,800	2.0%
Mark R. Ross(3)	569,790	1.4%
Ariel Amir(4)	488,152	1.2%
Hoshi Printer(5)	351,516	*
Michael J. Fuchs(6)	333,952	*
Andrew Donchak(7)	282,496	*
Richard Walker(8)	116,668	*
Mark Kaplan(9)	98,031	*
Richard A. Post(10)	94,500	*
Jeffrey H. Coats(11)	87,500	*
All executive and named officers and directors as a group (11 persons)(12)	4,193,999	9.5%

*	Less than 1%.

(1)	Includes an aggregate of 63,464 shares held by Mr. Grimes’ wife, 10,300 shares held in the estate of Mr. Grimes’ father, 193,980 shares held in the Grimes Family Charitable Remainder Unitrust, Stefan F. Tucker, Trustee (the “Trust”), and 331,386 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004. Mr. Grimes and his wife are lifetime beneficiaries of the Trust. Mr. Grimes disclaims beneficial ownership of the shares held by the Trust to the extent he does not have a pecuniary interest therein.

(2)	Includes 820,067 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(3)	Includes an aggregate of 435,382 shares held by On Word Information, Inc., of which Mr. Ross is a director, 30,167 shares held by Mr. Ross’s wife and 70,000 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(4)	Includes 449,088 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(5)	Includes 348,333 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(6)	Includes 93,898 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(7)	Includes 282,496 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(8)	Includes 116,668 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(9)	Includes 84,531 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(10)	Includes 84,500 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(11)	Includes 79,500 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

(12)	Includes 2,760,467 shares issuable upon exercise of options exercisable within 60 days of April 15, 2004.

MANAGEMENT

Executive Officers

The current executive officers of Autobytel are as follows:

Name	Age	Position
Jeffrey A. Schwartz	38	Chief Executive Officer, President and Director
Hoshi Printer	62	Executive Vice President and Chief Financial Officer
Ariel Amir	44	Executive Vice President, General Counsel and Secretary
Andrew Donchak	52	Executive Vice President and Chief Marketing Officer
Richard Walker	40	Executive Vice President, Corporate Development and Strategy

Jeffrey A. Schwartz has served as director of Autobytel since August 2001 and President and Chief Executive Officer of Autobytel since December 2001. Mr. Schwartz was President and Chief Executive Officer and a director of Autoweb from November 2000 to August 2001 and since December 2001. He previously served as Autoweb’s Vice President, Strategic Development from October 1999 to November 2000. From 1995 to October 1999, Mr. Schwartz held various positions at The Walt Disney Company, including Corporate Vice President responsible for worldwide corporate alliance business development. In this role, Mr. Schwartz was responsible for executing the company’s long-term strategic marketing, promotional, advertising, and licensing relationships. During his tenure at Disney, Mr. Schwartz held several positions inside of the corporate group and was responsible for worldwide political affairs, governmental relations, and various strategic business communications and representations functions. From 1993 to 1995, Mr. Schwartz was a principal of California Communications Group, advising corporate, non-profit, and governmental clients. Mr. Schwartz received Bachelor of Arts, Master of Arts, and Ph.D. degrees in Political Science from the University of Southern California.

Hoshi Printer rejoined Autobytel as Executive Vice President and Chief Financial Officer in April 2001. From December 2000 through April 2001 Mr. Printer was a consultant and from July 2000 through November 2000, Mr. Printer was Executive Vice President and Chief Financial Officer of Bestoffer.com, Inc. From January 1999 to June 2000, Mr. Printer was Senior Vice President and Chief Financial Officer of Autobytel. From June 1996 to December 1998, Mr. Printer served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Peerless Systems Corporation, a software technology company. From July 1995 to May 1996, Mr. Printer was Chief Financial Officer of Neuron Data Inc., a software technology company. From July 1994 to June 1995, Mr. Printer served as Chief Financial Officer of Soane Technologies Inc., a polymer technology company. From January 1990 to June 1994, Mr. Printer was Chief Financial Officer of Catalytica Inc., an environmental technology company. Mr. Printer also worked at Xerox Corporation for over 17 years as Vice President of Finance and in 1976 served as a consultant to the White House for the President’s Reorganization project on cash management. Mr. Printer holds a B.E. in mechanical engineering and a B.E. in electrical engineering from Poona University in India, an M.S. in industrial engineering from Oklahoma State University and an M.B.A. from Stanford University.

Ariel Amir joined Autobytel as Vice President and General Counsel in March 1999, was elected Secretary in April 1999 and was promoted to Senior Vice President in April 2000 and Executive Vice President in September 2000. Mr. Amir was Vice President of Security Capital U.S. Realty from February 1998 until March 1999, where he was responsible for mergers and acquisitions and relations with strategic investees. Mr. Amir was Vice President of Security Capital Group Incorporated, where he provided securities offering and corporate acquisitions services from June 1994 until January 1998. Prior to joining Security Capital Group, Mr. Amir was an attorney with the law firm of Weil, Gotshal & Manges in New York where he practiced securities and corporate law from September 1985 until April 1994. Mr. Amir received his law degree from Georgetown University Law Center, an M.S. in industrial administration from Carnegie-Mellon University Graduate School of Industrial Administration and an A.B. in Economics from Washington University in St. Louis.

Andrew Donchak joined Autobytel in August 2000 as Senior Vice President, Chief Marketing Officer and was promoted to Executive Vice President in March 2002. Previously, Mr. Donchak served as Vice President, Marketing, of Navigation Technologies, Inc., a database developer for GPS navigation systems, where he was responsible for marketing and fulfillment operations, from November 1997 to August 2000. Prior to that, Mr. Donchak was President, Consumer Division of Konami of America, Inc., an interactive entertainment software development company, from December 1994 until October 1997. From January to November 1994, he was Executive Vice President of BCI, a media syndication company. Mr. Donchak spent fifteen years from October 1978 until December 1993 at BBDO Worldwide in New York and Chicago where he last served as Executive Vice President, was a member of the BBDO NY Board of Directors, and was responsible for key agency/client relationships. Mr. Donchak received a Masters in Marketing and Finance from the Kellogg Graduate School of Management at Northwestern University, where he also earned a Masters of Science in Advertising and a Bachelors of Science in Communications Studies.

Richard Walker joined Autobytel in January 2003 as Senior Vice President, Corporate Development and Strategy. Previously, Mr. Walker served as Vice President for LoneTree Capital Management, a technology investment fund, from August 2000 to December 2002. Prior to that, Mr. Walker was Vice President, Corporate Development for MediaOne Group, Inc., a multinational broadband and wireless company, from November 1998 until July 2000, where he was responsible for directing several strategic corporate and business development initiatives in the United States and Asia-Pacific. From April 1997 through October 1998 he was Vice President, Business Development for MediaOne, Inc., the domestic broadband operating division of US WEST Media Group and, after June of 1998, MediaOne Group, Inc. From December 1995 until March 1997, he was Executive Director, Corporate Development for US WEST, Inc., a Regional Bell Operating Company, where he supported overall corporate and business development efforts at the two largest operating groups: US WEST Communications and US West Media. Mr. Walker originally joined US West in December 1990 and held various positions in investor relations, business development, and strategic marketing. Mr. Walker began his career in 1986 as a certified public accountant with Arthur Andersen & Co. in Atlanta, GA. Mr. Walker graduated Magna Cum Laude with a B.S. in Business from the University of Colorado, and an MBA from the University of Denver, Executive Program.

All executive officers of Autobytel are chosen by the board of directors and serve at its discretion, except that Jeffrey A. Schwartz has an employment agreement expiring December 31, 2006 and Hoshi Printer, Richard Walker and Ariel Amir each have employment agreements with one year renewals, which agreements have been renewed.

Executive Compensation

Summary of Cash and Certain Other Compensation.    The following table provides certain summary information concerning compensation paid or accrued by Autobytel to or on behalf of Autobytel’s current Chief Executive Officer and the four most highly compensated executive officers of Autobytel for the year ended December 31, 2003 (the “Autobytel Executive Officers”):

Name and Principal Position	Fiscal Year Ended December 31,	Annual Compensation				Long-term Compensation Awards		All Other Compensation
		Salary	Bonus	Other Annual Compensation		Securities Underlying Options(#)
Jeffrey A. Schwartz	2003	$399,000	$250,000	$22,354	(1)	1,000,000		—
Chief Executive Officer and President	2002 2001	330,424 103,125	250,000 162,500	19,183 —	(1)	— 950,000	(2)	— —

Hoshi Printer	2003	265,000	158,735	—		160,000		—
Executive Vice President and Chief Financial Officer	2002 2001	265,000 185,701	135,000 114,833	— 60,000	(3)	112,500 187,500		— —

Ariel Amir	2003	265,000	158,735	—		160,000		—
Executive Vice President and General Counsel	2002 2001	265,000 265,000	125,000 91,550	— —		400,000 —		— —

Andrew Donchak	2003	265,000	158,735	—		160,000		—
Executive Vice President and Chief Marketing Officer	2002 2001	245,000 245,000	150,000 116,150	— —		150,000 —		— —

Richard Walker	2003	236,250	149,750	—		355,000		—
Executive Vice President, Corporate Development and Strategy

Bonuses	for services provided in 2003 were paid in 2004.

(1)	Represents payments for car allowance.

(2)	450,000 of such options are subject to accelerated vesting based on the performance of our market trading price, 407,500 of which have vested based on meeting such performance targets.

(3)	Represents payments for moving expenses.

Stock Option Grants in 2003

The following table sets forth for each of the Autobytel Executive Officers certain information concerning stock options granted to them during 2003. We have never issued stock appreciation rights. Autobytel grants options at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the Nasdaq National Market on the date of grant. The term of each option granted is generally ten years from the date of grant. Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

	Individual Grants						Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in 2003(1)		Exercise Price ($/Share)	Expiration Date
Name							5%($)	10%($)
Jeffrey A. Schwartz	1,000,000	(3)	32.4%		$6.35	07/22/13	$3,993,481	$10,120,264
Hoshi Printer	80,000 80,000	(4) (4)	2.6 2.6	% %	3.01 8.23	02/24/13 12/09/13	151,438 414,064	383,773 1,049,320
Ariel Amir	80,000 80,000	(4) (4)	2.6 2.6	% %	3.01 8.23	02/24/13 12/09/13	151,438 414,064	383,773 1,049,320
Andrew Donchak	80,000 80,000	(4) (4)	2.6 2.6	% %	3.01 8.23	02/24/13 12/09/13	151,438 414,064	383,773 1,049,320
Richard Walker	200,000 75,000 80,000	(5) (6) (4)	6.5 2.4 2.6	% % %	2.62 6.02 8.23	01/21/13 06/25/13 12/09/13	329,541 283,946 414,064	835,121 719,575 1,049,320

(1)	Based on options to purchase 3,084,500 shares granted under Autobytel’s 1996 Stock Incentive Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 1999 Employee and Acquisition Related Stock Option Plan, 2000 Stock Option Plan and Amended and Restated 2001 Restricted Stock and Option Plan to employees during fiscal 2003.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Autobytel’s estimate or projection of its future common stock prices.

(3)	The options vest and become exercisable 250,000 on each of July 22, 2004, 2005 and 2006 and 125,000 on each of July 22, 2007 and 2008.

(4)	The options vest and become exercisable 50% on the first anniversary of the date of grant and the remaining 50% on a monthly basis during the 12 month period ending on the second anniversary of the date of grant.

(5)	The options vest and become exercisable 50% 12 months after the date of grant and the remaining 50% in equal monthly installments at the end of each successive calendar month thereafter for the following 24 months.

(6)	The options vest and become exercisable 33 1/3% 12 months after the date of grant and 1/36 at the end of each successive calendar month thereafter for the following 24 months.

Aggregated Option Exercises in 2003 and Year-End Option Values

The following table sets forth for each of the Autobytel Executive Officers certain information concerning options exercised during fiscal 2003 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003. The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2003 ($9.11 per share) and the exercise price of the individual’s options. Autobytel has never issued stock appreciation rights.

Name	Number of Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Schwartz	144,000	$1,255,064	787,567	1,151,667	$5,502,438	$4,005,186
Hoshi Printer	—	—	243,750	216,250	1,829,063	909,963
Ariel Amir	—	—	400,000	160,000	2,703,600	558,400
Andrew Donchak	5,000	26,550	240,830	214,170	1,158,638	896,963
Richard Walker	—	—	—	355,000	—	1,600,150

Employment Agreements

As of December 4, 2003, Autobytel entered into an employment agreement expiring December 31, 2006 with Jeffrey A. Schwartz, Autobytel’s President and Chief Executive Officer. Mr. Schwartz’s base salary is $400,000 and he is entitled to a bonus as determined by the board of directors from time to time, except that Mr. Schwartz is entitled to a minimum bonus of 50% of the year’s base salary if Autobytel’s net income for such year is greater than the prior year’s net income. Mr. Schwartz is also entitled to life insurance coverage in an amount three times his base salary, a monthly allowance of $2,000 for a car, insurance and repair and an annual allowance of $5,000 for trust and planning needs.

In addition, Mr. Schwartz may participate in any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages and any stock purchase programs afforded to executive employees of Autobytel. If Mr. Schwartz’ severance benefits are parachute payments under the Code, then Autobytel has agreed to make additional payments to him to compensate for his additional tax obligations.

If Mr. Schwartz’s employment is terminated without “cause” or if Mr. Schwartz terminates his employment with “good reason” (each as defined in his employment agreement), Mr. Schwartz is entitled to a monthly payment for thirty-six months equal to the highest monthly base salary of Mr. Schwartz in effect during the term of the agreement plus one twelfth of the average annual bonus earned for the prior two full fiscal years. If a change of control occurs within such thirty-six month period, Mr. Schwartz is entitled to receive any remaining payments in a lump sum. Furthermore, Autobytel is required, at its sole cost, to continue to provide to Mr. Schwartz and his beneficiaries any insurance coverages as described in the preceding paragraph and shall pay to Mr. Schwartz in a lump sum payment the aggregate cost of the benefits (other than the insurance coverages) as described in the preceding paragraph, in each case to the extent that he would have received such insurance coverages and benefits had he remained employed by Autobytel for thirty-six months.

In the event of a change of control of Autobytel while Mr. Schwartz remains employed by Autobytel, the term of the agreement shall automatically extend for a period of two years commencing from the date of the change of control. In addition, in the event that Mr. Schwartz’ employment is terminated on or following a change of control, by Mr. Schwartz for good reason or by Autobytel other than for cause, disability or death, then Mr. Schwartz is entitled to a lump sum payment equal to three times the highest annual base salary in effect during the term of the agreement plus the average annual bonus earned for the prior two full fiscal years (“Severance Payment”). In addition, Autobytel is required, at its sole cost, to continue for three years to provide to Mr. Schwartz and his beneficiaries any insurance coverages.

If, prior to the end of the term of the agreement, Autobytel and Mr. Schwartz have failed to execute a new agreement concerning Mr. Schwartz’s continued employment (which may include a renewal or extension of the agreement), then Mr. Schwartz may voluntarily terminate his employment as of December 31, 2006, in which case Autobytel will pay to Mr. Schwartz an aggregate amount equal to the 100 percent of the Severance Payment, such payment to be made in twelve (12) equal monthly installments.

Notwithstanding anything to the contrary contained in any stock option agreement, upon any termination of Mr. Schwartz’s employment (i) pursuant to the prior paragraph or (ii) following the later of the expiration of the term of the agreement (including any extensions thereof) or the term of any successor agreement, all then unvested stock options held by Mr. Schwartz will be immediately cancelled and forfeited; provided, however, that if such termination would have constituted a termination without cause (had such termination occurred during the term), then such unvested stock options shall remain outstanding for a period of six months following such termination solely for purposes of becoming fully vested and exercisable should a change of control occur during such six-month period (i.e., should a change of control not occur during such six-month period, such unvested stock options will be cancelled and forfeited effective as of the date of Mr. Schwartz’s termination of employment) and in the event a change of control occurs during such six-month period, such options shall remain exercisable until the second anniversary of the date of such termination (but in no event beyond the tenth anniversary of the date of grant of such options).

As of April 18, 2001, Autobytel entered into a two year employment agreement with Hoshi Printer, Autobytel’s Executive Vice President and Chief Financial Officer, under which Mr. Printer is entitled to a base salary of $265,000 and a bonus as determined by the board of directors from time to time. The agreement automatically renews for one year periods unless either party gives at least 60 days notice of an election not to renew. The agreement automatically renewed for an additional year through April 18, 2005. If Mr. Printer’s employment is terminated without “cause” or if Mr. Printer terminates his employment for “good reason” (each as defined in his employment agreement), Mr. Printer is entitled to a lump sum payment equal to the highest annual base salary in effect during the term of the agreement for the remaining balance of the term, but in no event less than 12 months.

In the event of a change of control of Autobytel while Mr. Printer remains employed by Autobytel, the term of the agreement shall automatically extend for a period of two years from the date of the change of control. In addition to the above, in the event Mr. Printer’s employment is terminated during the six month period prior to or the first twelve months following a change of control by Mr. Printer for good reason or by Autobytel other than for cause, disability or death, Mr. Printer is entitled to a lump sum payment equal to twice the highest annual base salary paid during the term to Mr. Printer. In addition, Mr. Printer is entitled to the amount of the cost of employee insurance benefits for one year. In the event of a change of control while Mr. Printer is employed by Autobytel or if Mr. Printer’s employment is terminated by Autobytel without cause or by Mr. Printer for good reason during the six month period prior to a change of control, unvested options shall become vested and exercisable. If Mr. Printer’s severance benefits are parachute payments under the Code, Autobytel has agreed to make additional payments to him to compensate certain of his additional tax obligations. In addition, Mr. Printer may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.

As of April 1, 2002, Autobytel entered into a two year employment agreement with Ariel Amir, Autobytel’s Executive Vice President and General Counsel, under which Mr. Amir is entitled to a base salary of $265,000 and a bonus as determined by the board of directors from time to time. The agreement automatically renews for one year periods unless either party gives at least 120 days notice of an election not to renew. The agreement renewed for an additional year through April 1, 2005. If Mr. Amir’s employment is terminated without “cause” or if Mr. Amir terminates his employment with “good reason” (each as defined in his employment agreement), Mr. Amir is entitled to a lump sum payment equal to the highest annual base salary in effect during the term of the agreement for the remaining term of the agreement, but in no event less than 12 months.

In the event of a change of control of Autobytel while Mr. Amir remains employed by Autobytel, the term of the agreement will automatically extend for a period of two years from the date of the change of control. In addition to the above, in the event Mr. Amir’s employment is terminated during the six month period prior to (or the first twelve months following) a change of control by Mr. Amir for good reason or by Autobytel other than for cause, disability or death, Mr. Amir is entitled to a lump sum payment equal to twice the highest base salary paid during the term to Mr. Amir plus the amount of the cost of employee insurance benefits for one year. In the event of a change of control while Mr. Amir is employed by Autobytel or if Mr. Amir’s employment is terminated by Autobytel without cause or by Mr. Amir for good reason during the six month period prior to a change of control, unvested options shall become vested and exercisable. If Mr. Amir’s severance benefits are parachute payments under the Code, Autobytel has agreed to make additional payments to him to compensate certain of his additional tax obligations. In addition, Mr. Amir may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.

Andrew Donchak, Autobytel’s Executive Vice President and Chief Marketing Officer, is entitled to a bonus as determined by the board of directors from time to time. Mr. Donchak’s base salary is $265,000. If Mr. Donchak’s employment is terminated without “cause” or if Mr. Donchak terminates his employment with “good reason” (each as defined), Mr. Donchak is entitled to a lump sum payment equal to one year’s base salary at the highest annual rate in effect during the term of his employment.

In the event of a change of control of Autobytel while Mr. Donchak remains employed by Autobytel, his employment will automatically extend for a period of two years from the date of the change of control. In addition to the above, in the event Mr. Donchak’s employment is terminated during the six month period prior to (or the first twelve months following) a change of control by Mr. Donchak for good reason or by Autobytel other than for cause, disability or death, Mr. Donchak is entitled to a lump sum payment equal to twice the highest base salary paid to Mr. Donchak during his employment plus the amount of the cost of employee insurance benefits for one year. In the event of a change of control while Mr. Donchak is employed by Autobytel or if Mr. Donchak’s employment is terminated by Autobytel without cause or by Mr. Donchak for good reason during the six month period prior to a change of control, unvested options shall become vested and exercisable.

On January 21, 2003, Autobytel entered into a one year letter agreement with Richard Walker, Autobytel’s Executive Vice President, Corporate Development and Strategy. The agreement automatically renews for one year periods unless either party gives at least 90 days notice of an election not to renew. The agreement renewed for an additional year through January 21, 2005. Mr. Walker is entitled to a bonus as determined by the board of directors from time to time. Mr. Walker’s base salary is $265,000. If Mr. Walker’s employment is terminated without “cause” or if Mr. Walker terminates his employment with “good reason” (each as defined), Mr. Walker is entitled to a lump sum payment equal to one year’s base salary at the highest annual rate in effect during the term of his employment.

In the event of a change of control of Autobytel while Mr. Walker remains employed by Autobytel, his employment will automatically extend for a period of two years from the date of the change of control. In addition to the above, in the event Mr. Walker’s employment is terminated during the six month period prior to (or the first twelve months following) a change of control by Mr. Walker for good reason or by Autobytel other than for cause, disability or death, Mr. Walker is entitled to a lump sum payment equal to twice the highest base salary paid to Mr. Walker during his employment plus the amount of the cost of employee insurance benefits for one year. In the event of a change of control while Mr. Walker is employed by Autobytel or if Mr. Walker’s employment is terminated by Autobytel without cause or by Mr. Walker for good reason during the six month period prior to a change of control, unvested options shall become vested and exercisable.

Director Compensation

Autobytel’s non-employee directors receive cash compensation for service on Autobytel’s board of directors or any committee or subcommittee thereof. Non-employee directors receive the following fees: (i) annual fee of $20,000 payable quarterly; (ii) $1,000 for each board meeting attended, whether by phone or in person; and (iii) $500 for each committee or subcommittee meeting attended, whether by phone or in person. In addition, directors are reimbursed for expenses incurred in connection with attendance at board and committee or subcommittee meetings. Richard Post, the Chairman of the Audit Committee, is also entitled to a $10,000 annual retainer payable quarterly.

Autobytel’s 1999 Stock Option Plan provides for an automatic grant of a first option to purchase 20,000 shares of common stock to each non-employee director on the date on which the person first becomes a non-employee director; provided, that if any person serving as a non-employee director before January 14, 1999 received options for less than 20,000 shares on the date such person became a member of the board of directors, such person was granted an option to purchase a number of shares equal to the difference between 20,000 shares and the shares actually granted. After the first option is granted to the non-employee director, he or she will automatically be granted a subsequent option to purchase 5,000 shares on November 1 of each subsequent year provided he or she is then a non-employee director and, provided further, that on such date he or she has served on the board of directors for at least six months. First options and each subsequent option will have a term of ten years. The shares related to the first option and each subsequent option vest in their entirety and become exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such dates. The exercise price of shares subject to the first option and each subsequent option shall be 100% of the fair market value per share of common stock on the date of the grant of the option. The Autobytel 2000 Stock Option Plan contains identical provision for option grants to non-employee directors that become effective when no shares are available for grant under the 1999 Stock Option Plan.

In reliance on compensation consultant advice regarding the amount of time spent by the non-employee directors on company matters in 2003 in relation to their existing compensation, such directors received additional option grants in 2003. In addition to the automatic grants referred to above, in 2003, each non-employee director was granted options to purchase 30,000 shares of common stock, other than Mark R. Ross who was granted options to purchase 25,000 shares of common stock.

Directors who are also employees of Autobytel do not receive any additional compensation for their service as directors.

Stock Plans

Since Autobytel’s inception the board of directors has granted stock options in order to attract, retain and motivate employees. Autobytel’s board of directors considers many factors in granting stock options. For example, among other factors, Autobytel’s board of directors considers competitive market conditions for employees and the risk associated with working for Autobytel. As of April 15, 2004, there were 7,436,139 options outstanding under all existing equity plans and 709,344 shares available for grant under such plans. As of April 15, 2004, the options outstanding had a weighted average exercise price of $4.76 and an average weighted term to expiration of 7.97 years.

1996 Stock Option Plan.    Autobytel’s 1996 Stock Option Plan (the “1996 Option Plan”) was approved by the board of directors on May 18, 1996 and the stockholders on May 31, 1996. The 1996 Option Plan was terminated by a resolution of the board of directors on October 23, 1996, at which time over 800,000 options had been issued. The 1996 Option Plan provided for the granting to employees and directors of stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Code and for the grant to employees, consultants and directors of nonstatutory stock options. Autobytel reserved 1,194,444 shares of common stock for issuance under the 1996 Option Plan.

Under the 1996 Option Plan, the exercise prices of any incentive stock options granted under the 1996 Option Plan were not less than the fair market value of the common stock on the date of grant, and the exercise prices of any non-statutory stock options granted under the 1996 Option Plan were not less than 85% of the fair market value of the common stock at the date of grant. The term of all options granted under the 1996 Option Plan did not exceed 10 years. The administrator of the options granted under the 1996 Option Plan is the board of directors or a committee of the board of directors. Any options granted under the 1996 Option Plan are exercisable at such times as determined by the administrator, but in no case at a rate of less than 20% per year over five years from the grant date. A majority of the outstanding options vested and became exercisable as to one third of the grant on October 31, 1996, and as to an additional one third of the grant at each successive

October 31. Options granted under the 1996 Option Plan generally must be exercised within at least 30 days, or such longer period as determined by the administrator, following termination of the optionee’s status as an employee, director or consultant of Autobytel, or within 12 months following such optionee’s termination by death or disability.

The 1996 Option Plan provides that in the event of a merger of Autobytel with or into another corporation, each option may be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the option will terminate as of the date of the closing of such a merger.

1996 Stock Incentive Plan.    The 1996 Stock Incentive Plan was approved by the board of directors on October 23, 1996, amended and restated by the board of directors on November 24, 1996 and approved by the stockholders on January 16, 1997. The 1996 Stock Incentive Plan provides for the granting to employees and directors of stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Code, and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights.

As approved by the stockholders, Autobytel reserved 833,333 shares of common stock for issuance under the Incentive Plan. As of April 15, 2004, no options covering shares of common stock were available for grant under the Incentive Plan as either incentive stock options or nonstatutory stock options. Options granted under the Incentive Plan must generally be exercised within three months of the end of the option holder’s status as an employee or consultant of Autobytel, or within twelve months after such option holder’s termination by death or disability, but in no event later than the expiration of the option’s ten year term.

The board of directors determined the exercise price of nonstatutory stock options granted under the Incentive Plan, and in all cases, the exercise price was the fair market value of the common stock on the date of grant. The term of all options granted under the Incentive Plan did not exceed ten years. Stock options granted under the Incentive Plan vest according to vesting schedules determined by the administrator.

The Incentive Plan provides that in the event of a merger of Autobytel with or into another corporation, a sale of substantially all of Autobytel’s assets or a like transaction involving Autobytel, each option will be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the committee of the board of directors shall provide for each option holder to have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the administrator makes an option exercisable in full in the event of a merger or sale of assets, the administrator will notify the option holder that the option will be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

From October 1996 through January 1999, Autobytel purported to grant incentive stock options to employees, of which 689,406 shares granted exceeded the Incentive Plan limit of 833,333 shares. As of January 29, 1999, 688,921 options, and 485 shares that were acquired upon the exercise of excess options were outstanding in excess of the Incentive Plan limit. Because these grants exceeded the plan’s limit, they did not qualify as incentive stock options, which have more favorable tax treatment for employees than nonqualified stock options. In connection with these matters, on January 29, 1999, Autobytel filed an application with the California Department of Corporations for approval of a rescission offer to those affected optionholders holding options covering 689,406 shares of common stock. The Department of Corporations approved the rescission offer on February 12, 1999. The rescission offer allowed each affected optionholder to choose between a cash payment or a new grant of incentive stock options under the 1999 Stock Option Plan. The offer for a cash payment was for 10% of the aggregate exercise price per share of the option plus 7% statutory interest since the date of grant of the option. The terms of the options granted under the 1999 Stock Option Plan are similar to the terms of the original stock options, with an exercise price equal to the fair market value on the date of regrant. In addition, optionholders who chose new grants under the 1999 Stock Option Plan were granted additional options based on the length of time the original options were held. The aggregate maximum number of additional shares of common stock issuable under this choice for all those optionholders were 35,000 shares. All the affected optionholders participated in the rescission offer and Autobytel paid $8,000 to four optionholders who chose the cash alternative.

1996 Employee Stock Purchase Plan.    Autobytel’s 1996 Employee Stock Purchase Plan was adopted by the board of directors on November 18, 1996 and approved by the stockholders on January 16, 1997. An amendment providing for an additional 300,000 shares of common stock was adopted by the board of directors on February 25, 2003 and approved by the stockholders on June 25, 2003. The maximum number of shares of common stock available for sale is 744,444. As of April 15, 2004, 391,123 shares of common stock were available for sale. The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees of Autobytel to purchase shares of common stock through payroll deductions of up to ten percent of their compensation for all purchase periods ending within any calendar year.

Individuals who are eligible employees on the start day of any offering period may enter the Purchase Plan on that start date. Employees are eligible to participate if they are customarily employed by Autobytel or any designated subsidiary for at least 20 hours per week and for more than five months in any calendar year.

The price of common stock purchased under the Purchase Plan will be 85% of the lower of the fair market value of the common stock on the first or last day of each six month purchase period. Employees may end their participation in the Purchase Plan at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with Autobytel. Rights granted under the Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the plan. The Purchase Plan is administered by the board of directors or by a committee appointed by the board of directors. The board of directors may amend or modify the Purchase Plan at any time. The Purchase Plan terminates 10 years from the date of its adoption, except that it will terminate February 25, 2013 with respect to the 300,000 shares of common stock approved in 2003.

1998 Stock Option Plan.    Autobytel’s 1998 Stock Option Plan was adopted by the board of directors on December 17, 1998 and approved by the stockholders on February 15, 1999. The plan provides that an aggregate of 1,500,000 shares of Autobytel common stock is available to be granted to key employees of Autobytel and its parent or subsidiary corporations, if any. As of April 15, 2004, options covering 7,640 shares of common stock were available for grant under the 1998 Option Plan. Under the 1998 Option Plan, eligible key employees of Autobytel may receive incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options. No eligible employee shall receive stock options with respect to more than 700,000 shares of Autobytel’s common stock during any one calendar year.

Incentive stock options granted under the 1998 Option Plan must have an exercise price that is no less than the fair market value of Autobytel’s common stock as of the time the option is granted and generally may not be exercised more than ten years after the date of grant. Any incentive stock option that is granted to any option holder who beneficially owns more than 10% of the total combined voting power of all classes of outstanding shares of capital stock of Autobytel must have an exercise price that is no less than 110% of the fair market value of Autobytel’s common stock as of the time the option is granted and may not be exercised more than five years after the date of grant. To the extent that the aggregate fair market value of stock exercisable by an optionee for the first time in any one calendar year under incentive stock options granted under the 1998 Option Plan and all other stock plans of Autobytel exceeds $100,000, options for such shares shall not be considered incentive stock options but instead shall be considered nonstatutory stock options.

Nonstatutory stock options granted under the 1998 Option Plan must have an exercise price that is no less than 85% of the fair market value of Autobytel’s common stock as of the time the option is granted and may not be exercised more than 10 years after the date they are granted. Under the 1998 Option Plan, nonstatutory stock options vest over a time period determined by the administrator, however, the vesting could accelerate based on the performance of Autobytel’s common stock. All other stock options granted under the 1998 Option Plan vest according to time-based vesting schedules determined by the administrator. In addition, an option holder who is not an officer, director or consultant shall have the right to exercise at least 20% of the options granted per year over five years from the date of grant. Options granted under the 1998 Option Plan are nontransferable, other than by will or the laws of descent and distribution.

The 1998 Option Plan provides that, unless otherwise stated in a stock option agreement, upon any merger, consolidation, or sale or transfer of all or any part of Autobytel’s business or assets, any option shall vest and may be exercised immediately unless any party to these transactions specifically assumes Autobytel’s obligations under the 1998 Option Plan. In addition, unless otherwise provided in the stock option agreement for any given option, upon any liquidation or dissolution of Autobytel, all rights of the option holder with respect to the unexercised portion of any option will terminate and all options will be canceled unless the plan under which such liquidation or dissolution is effected makes specific provisions regarding the 1998 Option Plan. The holder of any option granted under the 1998 Option Plan has the right immediately prior to the effective date of a merger, consolidation or sale of Autobytel’s business or assets or a liquidation or dissolution to exercise such option without regard to time restrictions applicable to exercise, but subject to any other conditions precedent to exercise unless met or waived, and provided that any stock received upon the exercise of unvested options continues to be subject to the applicable vesting schedule. In no event may any incentive stock options be exercised later than the date preceding the tenth anniversary date of the grant.

The 1998 Option Plan will be administered by the board of directors or by a committee of the board of directors acting as the administrator. The administrator shall select the eligible key employees who are to be granted options, determine the number of shares to be subject to options to be granted to each eligible key employee and designate such options as incentive stock options or nonstatutory stock options. The board of directors may at any time amend or modify the 1998 Option Plan, except that the board of directors may not, without approval of the stockholders of Autobytel:

•	increase the number of shares issued under the 1998 Option Plan,

•	modify the requirements as to eligibility for participation in the 1998 Option Plan or

•	change the option price provisions of the 1998 Option Plan so as to have a material adverse effect on Autobytel other than to conform with any applicable provisions of the Code or regulations or rulings.

Unless terminated earlier, the 1998 Option Plan terminates ten years from the date it was adopted by the board of directors.

1999 Stock Option Plan.    Autobytel’s 1999 Stock Option Plan was adopted by the board of directors on January 14, 1999 and approved by the stockholders on February 15, 1999. The plan provides that an aggregate of 1,800,000 shares of Autobytel’s common stock are available to its employees; provided that after March 31, 1999, Autobytel may not grant more than 1,000,000 options under the plan. As of April 15, 2004, options covering 36,030 shares of common stock were available for grant under the 1999 Stock Option Plan. Unless otherwise provided in the stock option agreement, upon any merger, consolidation, or sale or transfer of all or any part of our business or assets, any option under the plan shall immediately vest and be exercisable unless any party to such a transaction specifically assumes the obligations of Autobytel under the 1999 Stock Option Plan.

Non-employee directors are entitled to participate in Autobytel’s 1999 Stock Option Plan. The 1999 Stock Option Plan provides for an automatic grant of a first option to purchase 20,000 shares of common stock to each non-employee director on the date on which the person first becomes a non-employee director; provided, that if any person serving as a non-employee director before January 14, 1999 received options for less than 20,000 shares on the date such person became a member of the board of directors, such person will be granted an option to purchase a number of shares equal to the difference between 20,000 shares and the shares actually granted. After the first option is granted to the non-employee director, he or she will automatically be granted a subsequent option to purchase 5,000 shares on November 1 of each subsequent year provided he or she is then a non-employee director and, provided further, that on such date he or she has served on the board of directors for at least six months. First options and each subsequent option will have a term of ten years. The shares related to the first option and each subsequent option vest in their entirety and become exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such dates. The exercise price of shares subject to the first option and each subsequent option shall be 100% of the fair market value per share of the common stock on the date of the grant of the option. The 1999 Stock Option Plan is identical in all other material respects to the 1998 Stock Option Plan.

1999 Employee and Acquisition Related Stock Option Plan.    Autobytel’s 1999 Employee and Acquisition Related Stock Option Plan was adopted by the board of directors on September 22, 1999. The plan provides that an aggregate of 1.5 million shares of Autobytel’s common stock are available to employees and service providers of Autobytel, its subsidiaries or any entity in which Autobytel or its subsidiaries acquires at least a 50% equity interest. As of April 15, 2004, options covering 88,588 shares of common stock were available for grant under the 1999 Employee and Acquisition Related Stock Option Plan. No eligible employee or service provider may receive stock options with respect to more than 700,000 shares of Autobytel’s common stock during any one calendar year. Unless otherwise provided in the stock option agreement, upon any merger, consolidation, or sale or transfer of all or any part of Autobytel’s business or assets, any option under the plan will immediately vest and be exercisable unless any party to such a transaction specifically assumes the obligations of Autobytel under the 1999 Employee and Acquisition Plan. The vesting of non-statutory stock options issued under this plan cannot be accelerated by reason of the performance of Autobytel’s common stock. The 1999 Employee and Acquisition Option Plan is identical in all other material respects to the 1998 Stock Option Plan, except that any compensation paid under Autobytel’s 1999 Employee and Acquisition Related Stock Option Plan will not be performance based compensation for purposes of Section 162(m) of the Code.

2000 Stock Option Plan.    Autobytel’s 2000 Stock Option Plan was adopted by the board of directors on April 12, 2000 and approved by the stockholders on June 15, 2000. The plan provides that an aggregate of 3,000,000 shares of Autobytel’s common stock are available to Autobytel’s employees, directors and service providers. As of April 15, 2004, options covering 137,086 shares of common stock were available for grant under the 2000 Stock Option Plan. Unless otherwise provided in the stock option agreement, upon any merger, consolidation, or sale or transfer of all or any part of Autobytel’s business or assets, any option under the plan shall immediately vest and be exercisable unless any party to such a transaction specifically assumes the obligations of Autobytel under the 2000 Stock Option Plan.

Non-employee directors are entitled to participate in Autobytel’s 2000 Stock Option Plan. The 2000 Stock Option Plan provides for an automatic grant of a first option to purchase 20,000 shares of common stock to each non-employee director elected after January 1, 2000, on the date on which the person first becomes a non-employee director. After the first option is granted to the non- employee director, he or she will automatically be granted a subsequent option to purchase 5,000 shares on November 1 of each subsequent year provided he or she is then a non-employee director and, provided further, that on such date he or she has served on the board of directors for at least six months. First options and each subsequent option will have a term of ten years. The shares related to the first option and each subsequent option vest in their entirety and becomes exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such dates. The exercise price of shares subject to the first option and each subsequent option shall be 100% of the fair market value per share of the common stock on the date of the grant of the option. The 2000 Stock Option Plan is identical in all other material respects to the 1998 Stock Option Plan.

2001 Restricted Stock Plan.    Autobytel’s 2001 Restricted Stock Plan was adopted by the board of directors on June 1, 2001 and approved by the stockholders on August 14, 2001. The plan was amended and restated by the board of directors on February 25, 2003 and approved by stockholders on June 25, 2003 (the “2001 Plan”). The 2001 Plan provides that an aggregate of 1,500,000 shares of Autobytel’s common stock are available for award to Autobytel’s employees, directors and service providers in the form of restricted stock, stock options, stock appreciation rights or deferred shares. As of April 15, 2004, 440,000 shares of common stock were available for award under the 2001 Plan.

The 2001 Plan is administered at the discretion of the board of directors or by a committee of the board acting as the administrator. The 2001 Plan prohibits anyone from receiving awards for more than 400,000 shares per year.

Options.    Under the 2001 Plan, the administrator may grant to participants options to purchase shares of Autobytel’s common stock. Subject to the provisions of the Code, options may be either incentive stock options (within the meaning of Section 422 of the Code) or nonqualified stock options. The exercise price under each option shall be established by the administrator at the time the option is granted. The per share exercise price of an incentive stock option shall not be less than 100% of the fair market value of a share on the date the option is granted (110% in the case of a grant to a ten-percent stockholder). The per share exercise price of a nonqualified stock option shall not be less than 85% of the fair market value of a share on the date the option is granted.

Each option granted pursuant to the 2001 Plan shall be for such term as the administrator determines, provided, however, that no option shall be exercisable after the expiration of ten years from its grant date (five years in the case of an incentive stock option granted to a ten-percent stockholder). The agreement evidencing the option grant shall set forth the terms and conditions applicable to such option upon a termination or change in the employment status of the optionee as determined by the administrator. The administrator may impose vesting requirements on the right to exercise; provided that options granted to optionees who are not directors, officers, or consultants must become exercisable at a rate no longer than 20% per year for five years from the grant date. To the extent the fair market value of the shares underlying an optionee’s incentive stock options exceeds $100,000 for shares first subject to purchase in a particular calendar year, the incentive stock option shall be treated as a nonqualified stock option.

The purchase price for shares acquired pursuant to the exercise of an option must be paid (i) in cash, (ii) by transferring shares owned for at least six months to Autobytel, or (iii) a combination of the foregoing, including any cashless exercise mechanism or promissory note, in each case, upon such terms and conditions as determined by the administrator. The administrator may grant additional options to an optionee who exercises an option through the surrender of shares.

Stock Appreciation Rights.    The 2001 Plan permits the granting of SARs to participants in connection with an option or as a freestanding right. A SAR permits the grantee to receive, upon exercise, cash and/or shares, at the discretion of the administrator, equal in value to an amount determined by multiplying (i) the number of shares as to which such SAR is being exercised, by (ii) the excess, if any, of either (x) for those granted in connection with an option, the fair market value per share on the exercise date over the purchase price per share under the related option, or (y) for those not granted in connection with an option, the fair market value per share on the exercise date over the fair market value per share on the grant date of the SAR.

SARs granted in connection with an option cover the same shares as those covered by such option and are generally subject to the same terms. An SAR granted in connection with an option is exercisable only if the fair market value of a share on the exercise date exceeds the purchase price specified in the related option agreement. Freestanding SARs shall be granted on such terms and conditions as shall be determined by the administrator, but shall not have a term of greater than ten years.

The administrator may permit select managers or other highly compensated employees to elect, under certain circumstances and at certain limited times provided in the 2001 Plan, to make deferred compensation elections that result in the crediting of deferred shares under the 2001 Plan. The amount of deferred compensation will be credited to the participant’s account as deferred shares at the end of each calendar year. Unless such participants choose another method of distribution, the shares will be distributed in 5 substantially equal installments once per year beginning on the first day of the calendar year after the participant’s service with Autobytel ends. The deferred compensation share vesting restrictions will be determined by the administrator. If necessary, participants may apply to the administrator for an immediate distribution of all or a portion of the deferred shares because of a hardship. This hardship must be the result of the participant or the participant’s dependent’s sudden or unexpected illness or accident, casualty loss of property, or similar conditions beyond the participant’s control. The amount, if any, of this hardship distribution will be limited to the amount necessary to relieve the financial hardship. The administrator has the final authority to make all determinations associated with hardship distributions.

If so provided in an award agreement, during a designated period of up to 120 days following termination of service with Autobytel for any reason or for reasons designated in the award agreement, Autobytel shall have the right to repurchase shares to which restrictions on transferability apply, in exchange for which Autobytel shall repay the lesser of the amount paid by participant for such shares or the fair market value of such shares at the time of repurchase by Autobytel (or such other price as the administrator shall specify in the award agreement). Any certificate issued evidencing restricted shares will remain in Autobytel’s possession until those shares are free of restrictions, except as otherwise determined by the administrator. Awards may not be sold, pledged, assigned, hypothecated, transferred, or otherwise encumbered or disposed of other than by will or by laws of descent or distribution, and except as specifically provided in the 2001 Plan or the applicable award agreement. Vested shares are freely transferable and will not be subject to any restrictions on transfer, other than restrictions imposed by state and federal securities laws.

The board of directors may at any time amend or modify the 2001 Plan; provided, however, that no such action of the board of directors shall take effect without approval of the stockholders of Autobytel to the extent such approval is required by applicable law or determined by the board of directors to be necessary or desirable for any reason (including but not limited to the satisfaction of listing requirements on a stock exchange). Unless terminated earlier as provided above, the 2001 Plan will terminate on February 25, 2013.

Except as described below and as provided in the 2001 Plan, participants will not have any rights in the event that Autobytel is sold, merged, or otherwise reorganized. Unless the award agreement provides differently or unless any party to the merger, consolidation, or sale or transfer of Autobytel assets assumes Autobytel’s obligations with respect to awards under the 2001 Plan, the unvested portion of awards will become immediately vested upon any merger (other than a merger in which Autobytel is the surviving entity and the terms and number of outstanding shares remain unchanged as compared to the terms and number of outstanding shares prior to the merger), consolidation, or sale or transfer of Autobytel assets. Unless the award agreement provides differently, upon any liquidation or dissolution of Autobytel as provided in the 2001 Plan, all of the rights to any portion of unvested awards will end, and the awards will be canceled at the time of the liquidation or dissolution unless the relevant dissolution or liquidation plan provides otherwise.

401(k) Plan.    All employees of Autobytel who are at least age 21 and have completed three months of service with Autobytel are eligible to participate in the Autobytel Retirement Savings Plan, a defined contribution plan that was effective September 1, 1997, and intended to qualify under Section 401(a) of the Code. Eligible employees may enter the savings plan as of the first day of January, April, July or October following the date on which they have met the savings plan’s eligibility requirements. Participants may make pre-tax contributions to the savings plan of up to 15% of their eligible earnings, but not in excess of a statutory annual limit.

Autobytel may make discretionary matching contributions to the savings plan. The maximum matching contribution per employee is $3,000 per year. Each participant in the savings plan is fully vested in his or her contributions and the investment earnings on these contributions. Participants become 100% vested in matching contributions made on their behalf, and the investment earnings on these contributions, after one service year. Contributions by the participants or Autobytel and the income earned on such contributions are not taxable to the participants until withdrawn. Contributions by Autobytel, if any, are deductible by it when made. Contributions are held in trust as required by law.

Individual participants may direct the trustee to invest their accounts in authorized investment alternatives. All contributions are deposited to a tax-exempt trust and credited to individual participant accounts, which are invested as directed by participants in a number of available investment funds, including Autobytel’s common stock. Participants may also vote shares of Autobytel’s common stock allocated to their accounts. Plan accounts are distributed when a participant retires (at age 65 or later), dies, becomes permanently disabled, or leaves Autobytel for any other reason. Participants may borrow from their accounts, or make withdrawals to meet financial hardships, while they are Autobytel employees. Autobytel has the right to amend or terminate the savings plan at any time, but is prohibited from recovering any of the savings plan’s assets.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of Autobytel pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan category
Equity compensation plans approved by stock holders(1)	6,253,090	$4.99	1,324,978
Equity compensation plan not approved by stock holders(2)	873,229	$4.67	506,863
Total(3)	7,126,319	$4.95	1,831,841

(1)	These plans are Autobytel’s 1996 Stock Option Plan, 1996 Stock Incentive Plan, 1996 Employee Stock Purchase Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan and Amended and Restated 2001 Restricted Stock and Option Plan.

(2)	The sole equity compensation plan not previously submitted to stockholders for approval is Autobytel’s 1999 Employee and Acquisition Related Stock Option Plan. For a description of the key provisions of this plan, see the discussion above under “Stock Plans”.

(3)	Does not include options to purchase an aggregate of 538,351 shares, at a weighted average exercise price of $4.99, granted under plans assumed in connection with acquisition transactions. No additional options may be granted under these assumed plans.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Compensation Committee of the board of directors currently consists of Mr. Fuchs, Mr. Coats and Mr. Kaplan.

Stock Price Performance Graph

The stock price performance graph below is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Autobytel specifically incorporates this information by reference, and shall not otherwise be deemed soliciting materials or filed under such Acts.

The following graph shows a comparison of cumulative total stockholder returns for Autobytel’s common stock, the NASDAQ National Market, the Russell 2000 Index and the Russell 3000 Index. In 2003, Autobytel was included for the first time in the Russell 3000 Index. The graph assumes the investment of $100 on March 26, 1999, the day of Autobytel’s initial public offering. The data regarding Autobytel assumes an investment at the initial public offering price of $23.00 per share of Autobytel’s common stock. The performance shown is not necessarily indicative of future performance.

	Cumulative Total Return
	3/99	12/99	12/00	12/01	12/02	12/03
AUTOBYTEL INC.	100.00	66.03	10.87	7.50	12.17	39.61
NASDAQ STOCK MARKET (U.S.)	100.00	168.28	101.49	80.56	55.70	83.27
RUSSELL 2000	100.00	129.50	125.58	128.71	102.34	150.70
RUSSELL 3000	100.00	117.48	108.71	92.26	75.52	98.98

*	$100 Invested on 3/26/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon Autobytel’s review of forms filed by directors, officers and certain beneficial owners of Autobytel’s common stock (the “Section 16 Reporting Persons”) pursuant to Section 16 of the Exchange Act, Autobytel is not aware of any failures by the Section 16 Reporting Persons to file the forms required to be filed by them pursuant to Section 16 of the Exchange Act.

Certain Relationships and Related Transactions

Autobytel and Robert Grimes, a current director and a former Executive Vice President of Autobytel, are parties to a consulting services agreement dated April 1, 2000. The agreement was extended through September 30, 2004 and then on a month to month basis until notice of termination by either party. During the term of the consulting agreement, Mr. Grimes will receive $50,000 per year payable on a monthly basis and a $2,500 monthly office expense allowance. Mr. Grimes will make himself available to the executive officers of Autobytel for up to 16 hours a month for consultation and other activities related to formulating and implementing business strategies and relationships. Autobytel may terminate the agreement upon Mr. Grimes’ breach of contract. If Mr. Grimes’ agreement is terminated without breach, Mr. Grimes is entitled to either a pro rated or a lump sum payment equal to the amount that would have been received by Mr. Grimes if he had remained a consultant for the remaining balance of the term of the agreement. In the event of death or disability, Autobytel will pay to Mr. Grimes or his successors and assigns the amount that Mr. Grimes would have received for the remainder of the term of the agreement. Mr. Grimes has the right to terminate the agreement upon 90 days notice to Autobytel. Effective May 1, 2003, Mr. Grimes was not entitled to participate in Autobytel’s employee welfare benefit plans at Autobytel’s expense.

AUTOBYTEL COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report on executive compensation is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Autobytel specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The Compensation Committee of the board of directors administers Autobytel’s executive compensation program. The current members of the Compensation Committee are Mr. Fuchs, Mr. Coats and Mr. Kaplan. Each of these persons is a non-employee director within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

General Compensation Philosophy

The role of the Compensation Committee is to set the salaries and other compensation of the executive officers (including named executive officers) and certain other key employees of Autobytel, and to make grants under, and to administer, the stock option, restricted stock and other employee purchase and bonus plans. Autobytel’s compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Autobytel to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in California that are of comparable size to Autobytel and with which Autobytel competes for executive personnel;

•	annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee; and

•	long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Autobytel’s stockholders.

The compensation of the Chief Executive Officer was determined by the Compensation Committee, in part, on the advice of a compensation consultant. The compensation of other executives was determined by the Compensation Committee, in part, on the advice of the Chief Executive Officer and a compensation consultant.

Executive Compensation

Base Salary.    Salaries for executive officers for 2003 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Annual Incentive Awards.    The Compensation Committee evaluated the performance of Autobytel relative to the performance of other similarly situated companies. To the extent that bonuses were paid to officers for 2003, the Compensation Committee considered several factors including:

•	the performance of the executive;

•	the perceived increase in the value of Autobytel’s business in light of factors, including market capitalization and commercial transactions, and relative market position against competitors;

•	the development of Autobytel’s operations as measured by its growth in revenues, the decline of the ratio of expenses to revenues and the level of its income per share;

•	the position held by the executive to whom the bonus was paid; and

•	total compensation paid by comparable companies to similarly situated executives based on data provided by an independent third party consultant.

The Compensation Committee from time to time considers various discretionary incentive compensation alternatives for Autobytel’s executives.

Long-Term Incentive Awards.    The Compensation Committee believes that equity-based compensation in the form of stock options or restricted stock links the interests of executive officers with the long-term interests of Autobytel’s stockholders and encourages executive officers to remain in Autobytel’s employ. Stock options generally have value for executive officers only if the price of Autobytel’s shares of common stock increases above the fair market value of a share of common stock on the grant date and the officer remains in Autobytel’s employ for the period required for the shares granted to such person to vest.

In 2003, Autobytel granted stock options in accordance with the 1996 Stock Incentive Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 1999 Employee and Acquisition Related Stock Option Plan, 2000 Stock Option Plan and the Amended and Restated 2001 Restricted Stock and Option Plan. During 2003, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins Autobytel. At the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with Autobytel and to strive to increase the value of Autobytel’s common stock. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact Autobytel’s results, past performance or consistency within the officer’s peer group. In 2003, the Compensation Committee considered these factors. The stock options granted in 2003 generally become exercisable over a two to five-year period and are granted at a price that is equal to the fair market value of Autobytel’s common stock on the date of grant.

Chief Executive Officer Compensation

Mr. Schwartz’s base salary, target bonus, bonus paid and long-term incentive awards for 2003 were determined by the Compensation Committee in a manner consistent with the factors described above for all executive officers and based on Mr. Schwartz’s experience in the online automotive marketing services business.

Internal Revenue Code Section 162(m) Limitation

The Compensation Committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to Autobytel’s executive officers. Section 162(m) disallows a tax deduction for the compensation paid to certain executives of publicly-held corporations in excess of $1.0 million in any taxable year. The $1.0 million limitation applies per executive per year and only to the compensation paid to the chief executive officer and the four highest compensated executive officers, and provided such compensation is not performance-based. In general, it is the Compensation Committee’s policy to qualify its executives’ compensation for deductibility under applicable tax laws, although from time to time the Compensation Committee will consider and award compensation not so qualified under appropriate circumstances.

Compensation Committee

Michael J. Fuchs

Jeffrey H. Coats

Mark N. Kaplan

AUTOBYTEL AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this Audit Committee Report shall not be deemed “soliciting materials,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall this Audit Committee Report be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Autobytel specifically incorporates this information by reference.

The audit committee is responsible for oversight of Autobytel’s accounting and financial reporting policies, practices and internal controls on behalf of its board of directors. The audit committee operates pursuant to a charter that was amended and restated on January 27, 2004. The management of Autobytel is responsible for the preparation, presentation and integrity of Autobytel’s financial statements, Autobytel’s accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Autobytel’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the annual report with the independent auditors and management. As part of its review, the audit committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee also reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of Autobytel’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and Autobytel, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independent Discussions With Audit Committees), and considered the compatibility of non-audit services with the auditors’ independence.

The audit committee discussed with the independent auditors the overall scope and plans for their audits. The audit committee met with the independent auditors to discuss the results of their examinations, and the overall quality of its financial reporting and the other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees). The audit committee also met without management.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting, and are not employed by Autobytel for accounting, financial management or internal control purposes. Members of the audit committee relied, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide any basis, other than the review and discussions with management and the independent auditors referred to above, to determine that management has maintained appropriate accounting and financial reporting principles and policies or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of Autobytel’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that Autobytel’s auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in its charter, the audit committee recommended to the board of directors (and the board of directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Richard A. Post

Jeffrey H. Coats

Mark N. Kaplan

Mark R. Ross

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the board of directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER PROPOSALS

Autobytel must receive at its principal office before February 24, 2005, any proposal which a stockholder wishes to submit to the 2005 annual meeting of stockholders, if the proposal is to be considered by the board of directors for inclusion in the proxy materials for that annual meeting. Stockholders of Autobytel may submit proper proposals for inclusion in Autobytel’s proxy statement and for consideration at the 2005 annual meeting of its stockholders by submitting their proposals in writing to the Secretary of Autobytel in a timely manner. In order to be included in Autobytel’s proxy materials for the 2005 annual meeting, the proposal must also otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, Autobytel’s by-laws establish an advance notice procedure with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of Autobytel no less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting, which notice must contain specified information concerning the business or the nominee. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such stockholder must provide written notice delivered to the Secretary of Autobytel not later than 10 days following the date notice of the annual meeting is mailed to the stockholders of Autobytel. Accordingly, a stockholder who intends to present a nomination or proposal at the 2005 annual meeting of stockholders without inclusion of the proposal in Autobytel’s proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no later than 10 days following the date the notice of the 2005 annual meeting is mailed to the stockholders of Autobytel. A copy of the full text of the by-law provision discussed above may be obtained by writing to the Secretary of Autobytel. All notices of proposals by stockholders, whether or not included in Autobytel’s proxy materials, should be sent to Autobytel Inc., 18872 MacArthur Boulevard, Irvine, California 92612-1400, Attention:  Corporate Secretary.

Autobytel reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

In addition, a stockholder who intends to present a proposal at Autobytel’s 2005 annual meeting without inclusion of the proposal in the proxy materials should be aware that the rules of the Securities and Exchange Commission provide that a proxy may confer discretionary authority on management to vote on a matter if the proponent fails to timely notify Autobytel. Such proposals must also have met the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

If requested, we will furnish you any exhibit listed on the exhibit index to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 upon payment of a reasonable copy fee.

By Order of the Board of Directors

Jeffrey A. Schwartz

President and Chief Executive Officer

April 28, 2004

ANNEX A

AUTOBYTEL INC.

AUDIT COMMITTEE CHARTER

AMENDED AND RESTATED AS OF JANUARY 27, 2004

I. MISSION

1.1 Amendment and Restatement. The Board of Directors (the “Board”) of Autobytel Inc. (the “Company”) hereby amends and restates the charter for the Audit Committee of the Board (the “Audit Committee”). This Charter should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, as well as all other corporate governance documents adopted by the Board. This Charter is subject to modification from time to time by the Board as the Board may deem appropriate in the best interests of the Company or as required by applicable laws.

1.2 Purpose. The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting policies, processes, practices and internal controls. The Audit Committee shall be responsible for the appointment, compensation and oversight of the independent auditors, and the independent auditors shall report directly to the Audit Committee. The Audit Committee shall also review the quality and objectivity of the Company’s independent audit and financial statements, act as a liaison between the Board and the Company’s independent auditors, and periodically report to the Board. In performing its duties, the Audit Committee shall have unrestricted access to the Company’s independent auditors, outside counsel, other third party advisors, as well as the executive and financial management of the Company.

II. ORGANIZATION

2.1 Number of Members. The Audit Committee shall be composed of at least three (3) members of the Board.

2.2 Independence. Each member of the Audit Committee shall be an “Independent” member of the Board as described under applicable law or regulation. In addition, no member of the Audit Committee shall (i) have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three years, (ii) other than in such member’s capacity as a member of the Board or any committee thereof, accept any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company (other than the receipt of fixed amounts of compensation under a retirement plan, including deferred compensation, for prior service with the Company, provided such compensation is not contingent in any way on continued service), or (iii) be an “affiliated person” (as defined in the Securities Exchange Act of 1934, as amended, and/or the rules and regulations promulgated thereunder) of the Company or any affiliate of the Company.

2.3 Qualifications. Key qualifications of Audit Committee members should include a broad business knowledge, independent judgment and financial literacy.

(a) Financial Literacy. All members of the Audit Committee must be able to read and understand fundamental financial statements.

(b) Financial Experience. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

(c) Financial Expert. At least one member of the Audit Committee should be an “audit committee financial expert” as defined in and determined by the relevant regulations promulgated under the Exchange Act. While the Audit Committee shall strive to have an audit committee financial expert at all times, it may not be feasible to satisfy this requirement under all circumstances, including due to the resignation, removal or death of the audit committee financial expert.

2.4 Appointment and Removal. The members of the Audit Committee shall be appointed by the Board. Members may be recommended to the Board by an appropriate committee of the Board as determined by the Board. Audit Committee members may be removed at the discretion of the Board with or without cause.

2.5 Chair. The Board shall designate one member of the Audit Committee to be Chair. A majority of the Audit Committee’s members shall constitute a quorum. At any meeting of the Audit Committee, the decision of a majority of the members present and voting shall be determinative as to any matter submitted to a vote.

2.6 Meetings. The Audit Committee shall meet on a regular basis, but not less frequently than quarterly, with such additional meetings as the Chair of the Audit Committee deems necessary. The Chair or the Chief Financial Officer, at the direction of the Chair, shall establish an agenda for each meeting. The Audit Committee shall meet periodically with management. The Audit Committee shall also meet periodically with the independent auditors, with and without the participation of management. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

2.7 Minutes. The Audit Committee shall record and keep minutes of all Audit Committee meetings, which shall be available to the Board for its review.

2.8 Reporting to Board. The Chair shall report to the Board following regular meetings, and at such other times as the Chair determines appropriate.

III. DUTIES AND RESPONSIBILITIES

3.1 Oversight of Independent Auditors.

(a) Appointment and Oversight. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, including the resolution of any disagreement between management and the independent auditors regarding financial reporting. The Audit Committee shall take appropriate action to provide that the Company’s independent auditors report directly to the Audit Committee.

(b) Independence of Auditors. The Audit Committee shall review the independent auditors’ formal written statement delineating all relationships between such auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Audit Committee shall discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of such auditors. The Audit Committee shall take, or recommend that the full Board take, appropriate action to satisfy itself that the independent auditors are independent of the Company as provided under the Exchange Act and the NASDAQ rules.

(c) Qualifications. The Audit Committee shall review and evaluate the experience and qualifications of the lead partner of the audit engagement team of the Company’s independent auditors. The Audit Committee shall review and evaluate the qualifications and performance of the independent auditors. The Audit Committee shall take, or recommend that the full Board take, appropriate action to satisfy itself of the qualifications and performance of such auditors.

(d) Partner Rotation. The Audit Committee shall take reasonable steps to provide for the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by the Exchange Act.

(e) Non-Audit Services. The Audit Committee shall take reasonable steps to provide that the Company’s independent auditors do not render any non-audit services to the Company that would cause the independent auditors to no longer be independent from the Company under the Exchange Act.

(f) Pre-Approval. The Audit Committee shall pre-approve all audit (including the annual audit engagement letter with the independent auditors) and permitted non-audit services (including the fees and terms thereof) provided to the Company by the independent auditors, subject to the de minimus exception for non-audit services as described in the Exchange Act. The Audit Committee shall consult with management with respect to pre-approval, including whether the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and shall not delegate these responsibilities to management. The Audit Committee may delegate to any member or members of the Audit Committee the power to grant any pre-approval, provided that such pre-approval is reported to the Audit Committee at the next scheduled Audit Committee meeting.

(g) Independent Auditor Access. The Audit Committee shall provide the Company’s independent auditors full and free access to the Audit Committee to meet privately at such times as the independent auditors determine appropriate.

3.2 Financial Statement and Disclosure Matters and Audits.

(a) Auditor Reports. The Audit Committee shall obtain and review timely reports from the Company’s independent auditors regarding (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management of the Company, such as any management letter or schedule of unadjusted differences.

(b) Audited Financial Statements and Annual Reports and Proxy Statements. The Audit Committee shall review and discuss with management and the independent auditors the annual audited financial statements and the disclosures made in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) section of the Company’s annual reports on Form 10-K, and recommend to the Board whether the audited financial statements should be included in such Form 10-K. The Audit Committee shall review and discuss with management and the independent auditors the Company’s proxy statements.

(c) Financial Statements and Quarterly Reports. The Audit Committee shall review and discuss with management and the independent auditors the financial statements and the disclosures made in the MD&A section of the Company’s quarterly reports on Form 10-Q prior to its filing, including the results of the independent auditors’ review of the financial statements, and discuss with the independent auditors the matters under Statements on Auditing Standards (“SAS”) No. 61.

(d) Financial Reporting Issues. The Audit Committee shall review and discuss with management and the independent auditors the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

(e) Internal Control Over Financial Reporting and Fraud. The Audit Committee shall review and discuss with management and the independent auditors any disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q about (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves the Company, including management or other employees who have a significant role in the Company’s internal control over financial reporting, and any special steps adopted in light of such disclosures. The Audit Committee shall annually review all reports of management and the independent auditors on the Company’s internal control over financial reporting.

(f) Material Correcting Adjustments. The Audit Committee shall review and discuss with management and the independent auditors any material correcting adjustments to the Company’s financial statements identified by the independent auditors.

(g) Off-Balance Sheet Arrangements. The Audit Committee shall review and discuss with management and the independent auditors all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons.

(h) Risk Assessment and Management. The Audit Committee shall review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(i) Press Releases and Pro Forma Information. The Audit Committee or the Chair shall, prior to release, discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-generally accepted accounting principles information, as well as financial information and earnings guidance provided to analysts and rating agencies.

(j) SEC Comments. The Audit Committee shall review and discuss with management any comments from or matters raised by the staff of the Securities and Exchange Commission (“SEC”) regarding the Company’s financial statements or other documents filed with the SEC.

(k) Changes to Accounting and Auditing Practices. The Audit Committee shall consider and approve, if appropriate, any changes to the Company’s accounting principles and practices proposed by management. The Audit Committee shall discuss with the independent auditors any significant changes in auditing standards or their auditing scope.

(l) Audit Review. The Audit Committee shall annually meet with the independent auditors and financial management of the Company to review the scope of the audit of the books of account of the Company and other operations and controls and the procedures to be utilized. At the conclusion of the audits, the Audit Committee shall review the results of such audits, including any comments or recommendations, with the independent auditors. The Audit Committee shall review the annual audit plans of the independent auditors and the capability of such auditors to accomplish such plans.

3.3 Legal and Regulatory Compliance.

(a) Legal Matters and Contingencies. The Audit Committee shall review and discuss with the Company’s management, General Counsel and independent auditors the substance of any significant issues raised by the General Counsel concerning litigation, contingencies, claims or assessments with respect to the Company, including the effectiveness of the Company’s policies, procedures and control systems in preventing illegal and improper acts and the effectiveness and timeliness of management’s response in the event any instances of illegal or improper acts are discovered. The Audit Committee shall review and discuss with the General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

(b) Illegal Acts. The Audit Committee shall obtain from the independent auditors assurance that the independent auditors shall inform the Audit Committee and management of any information indicating that an illegal act has or may have occurred. The Audit Committee shall obtain from the independent auditors assurance that, to the best knowledge of the independent auditors, the Company and its subsidiaries are in conformity with applicable legal requirements.

(c) Compliance. The Audit Committee shall review and discuss with management any compliance matter brought to the attention of the Audit Committee. The Audit Committee shall inquire of management whether, to the knowledge of management, the Company and its subsidiaries and their directors and employees are in conformity with applicable legal requirements and the Company’s policies and procedures, including the Company’s code of conduct and ethics. The Audit Committee shall inform the Board of any material non-compliance, of which the Audit Committee is aware, by the Company or its officers and employees with the Company’s policies and procedures, including the Company’s code of conduct and ethics, and with laws and regulations applicable to the Company.

(d) Audit Committee Reports.

(i) Proxy Report. The Audit Committee shall provide the Board with an annual report to be included in the Company’s proxy statement. Such report shall disclose whether (i) the Audit Committee reviewed and discussed the audited financial statements with management; (ii) the Audit Committee discussed with the independent auditors the matters required to be discussed by SAS No. 61, as may be modified or supplemented; (iii) the Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with such auditors the auditors’ independence; and (iv) it recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

(ii) Other Information and Reports. The Audit Committee shall provide the Board with other information and reports required to be disclosed in the Company’s proxy statement or other reports filed with the SEC, including information regarding the Audit Committee, the fees paid to the Company’s independent auditors, the Audit Committee’s pre-approval policies and procedures, and the services of the Company’s independent auditors that have been approved.

3.4 Other Responsibilities.

(a) Complaint Procedures. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(b) Related Party Transactions. The Audit Committee shall take reasonable steps to provide that the Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. The Audit Committee, in its discretion, must approve all related party transactions prior to the Company entering into any such transactions.

(c) Review of Charter and Audit Committee. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval or to an appropriate committee of the Board for review and submission to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance in accordance with this Charter, as may be amended from time to time.

(d) Advisors. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain special independent legal counsel and other advisors, including accounting, financial or other consultants, to advise the Audit Committee.

(e) Funding. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors retained by the Audit Committee.

IV. LIMITATION OF AUDIT COMMITTEE’S ROLE AND LIABILITY

4.1 Responsibilities of Management and Independent Auditors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

4.2 Subject to Delaware Law. Subject to applicable federal law, nothing contained in this Charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Audit Committee except to the extent otherwise provided under Delaware law.

ANNEX B

AUTOBYTEL INC.

2004 RESTRICTED STOCK AND OPTION PLAN

SECTION 1

DEFINITIONS

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

“Administrator” means the Board or the Committee; whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 3 of this Plan, and shall include any Special Committee that the Board or the Committee may appoint (provided that the Special Committee may only exercise discretion with respect to Participants to whom the Special Committee is authorized to make Awards).

“Affiliate” means any entity, including any Parent Corporation or Subsidiary Corporation within the meaning of Section 424 of the Code, which together with the Company is under common control within the meaning of Section 414 of the Code.

“Award” means any award made pursuant to Section 6 of this Plan, whether in the form of Restricted Shares, Restricted Units, Options, Stock Appreciation Rights, Deferred Shares or a Performance Award.

“Award Agreement” means any written document setting forth the terms and conditions of an Award, as prescribed by the Committee.

“Award Term” means the maximum period of time during which an Award may be earned, exercised or purchased as set forth in Section 6.8 below.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board in accordance with Section 3 of this Plan.

“Company” means Autobytel Inc., a Delaware corporation.

“Deferred Shares” mean shares of Common Stock credited under Section 6.3 of this Plan.

“Director” means a member of the Board of Directors of the Company, and any director or directors of an Employer Company whom the Board designates as being eligible for Awards.

“Employee” means an individual who is employed (within the meaning of Section 3401 of the Code and the Treasury Regulations thereunder) by the Company or any present or future Employer Company.

“Employer Company” means a company, whether (i) the Company or a Parent Corporation or Subsidiary Corporation of the Company, which employs the Employee; (ii) a 50% or more affiliate of the Company or a Parent Corporation or Subsidiary Corporation of the Company, which employs the Employee or receives services from a Service Provider, or (iii) the Company or a Parent Corporation or Subsidiary Corporation of the Company, to which the Service Provider is providing services or with which Service Provider engages in business.

“Fair Market Value of Shares” shall mean (i) if the Shares are not publicly traded on the day in question, the closing price of the Shares on the prior trading day or the next trading day (whichever is closest in time to the day in question), provided that such date is no more than five (5) days from the date the Award is granted, (ii) if the Shares are not publicly traded on the day in question and (i) above does not apply, the fair market value of the Shares on the day in question as determined and set forth in writing by the Administrator (which, in making such determination, shall make a good faith effort to establish the true fair market value of the Shares as of such date using such methods as it deems appropriate, including independent appraisals, and taking into consideration any requirements set forth in the Code or the Treasury Regulations thereunder), or (iii) if the Shares are publicly traded on the day in question, the closing price of the Shares on the day in question.

“Incentive Stock Option” means an Option for Shares that is intended to be, designated in writing as, and qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” means an Option which is not an Incentive Stock Option and which is designated as a Nonstatutory Stock Option by the Administrator.

“Option” means an option to purchase a Share pursuant to the provisions of this Plan.

“Option Price” means the price per share of the Shares subject to each Option or Stock Appreciation Right as provided, respectively, in Sections 6.4(c) and 6.5 (b) below.

“Outside Director” means a Director who is not an Employee.

“Parent Corporation” shall have the meaning assigned to that term under Section 424 of the Code.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon the vesting, exercise or distribution of Awards, pursuant to the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 6.6 of the Plan.

“Performance Compensation Awards” mean Awards granted pursuant to Section 6.6(b) of the Plan.

“Performance Units” means Awards granted pursuant to Section 6.6(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Plan” means the Autobytel Inc. 2004 Restricted Stock and Option Plan, the terms of which are set forth herein.

“Restricted Shares” means Shares subject to restrictions imposed pursuant to Section 6.2 of this Plan.

“Restricted Units” means units awarded pursuant to Section 6.2(f) of this Plan.

“Service Provider” means any individual who follows an independent trade, business or profession in which he/she provides his/her services to the Company, any present or future Parent Corporation or Subsidiary Corporation of the Company, or any 50% or more affiliate of the Company or a Parent Corporation or Subsidiary Corporation, including, without limitation, consultants, independent contractors and suppliers to the Company.

“Share” or “Shares” means Common Stock of the Company, par value $.001 per share, or, in the event that the outstanding Shares are hereafter changed into or exchanged for different shares or securities of the Company or some other corporation or other entity, such other shares or securities.

“Special Committee” means any committee to which the Board or Committee may delegate the authority to grant Awards to eligible persons not described in Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“Stock Appreciation Right” means the right to receive the appreciation in value, or the portion of the appreciation in value, or a specified number of Shares pursuant to Section 6.5.

“Subsidiary Corporation” shall have the meaning assigned to that term under Section 424 of the Code.

“Total and Permanent Disability,” unless otherwise specified in the applicable Award Agreement, means the inability of an Employee, Service Provider or Outside Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

SECTION 2

THE PLAN

2.1 Name. This Plan shall be known as “Autobytel Inc. 2004 Restricted Stock and Option Plan.”

2.2 Purpose. The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Employees and Service Providers of the Employer Company and Outside Directors an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Awards under the terms set forth herein.

2.3 Intention; Options.

(a) It is intended that Options (if any) issued as Incentive Stock Options under this Plan will qualify as incentive stock options under Section 422 of the Code and the terms of this Plan shall be interpreted in accordance with such intention

(b) It is intended that all Options issued to Service Providers and Outside Directors shall be Nonstatutory Stock Options and that any Options issued to Employees may be Nonstatutory Stock Options.

SECTION 3

ADMINISTRATION

3.1 Administration. This Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Committee acting as the Administrator. The Committee shall be appointed by the Board, in a manner consistent with the Company’s By-laws, and shall consist of two (2) or more members, each of whom is an outside director (within the meaning of Code Section 162(m) and the Treasury Regulations thereunder) as well as a non-employee director (within the meaning of Rule 16(b)-3 under the Exchange Act, as amended). The Board may from time to time remove members from, or add members to, the Committee. The Board shall fill vacancies on the Committee however caused. The Board may appoint one (1) of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator. Additionally, and notwithstanding anything to the contrary contained in this Plan, the Board or Committee may delegate to a Special Committee the authority to grant Awards and to specify the terms and conditions thereof to certain eligible persons who are not subject to the requirements of Section 16 of the Exchange Act, in accordance with guidelines approved by the Board or Committee.

3.2 Duties. The Administrator (or the Special Committee) shall from time to time at its discretion determine the Employees, Service Providers and Outside Directors who are to be granted Awards, the terms of any Awards (which may be based on performance), and the number of Shares to be subject to Awards to be granted to each Participant. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award granted thereunder shall be final. Moreover, the Administrator shall at any time be entitled to modify the vesting terms for Awards, the timing rules for exercise of Options and SARs, and any other provisions of outstanding Awards (to the extent the modification would be allowable under this Plan for a new Award), provided that the Participant shall so consent to any modification adverse to the Participant’s interests. No member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder.

SECTION 4

PARTICIPATION

4.1 Eligibility. The Administrator may from time to time make Awards to such persons (collectively, “Participants”; individually a “Participant”) as the Administrator (or the Special Committee) may select from among the following classes of persons, subject to the terms and conditions of Sections 4.2 and 4.3 below:

(a) Employees of the Company;

(b) Employees of any Employer Company;

(c) Service Providers of the Company or any Employer Company (or any other related entity);

(d) Outside Directors; and

(e) Directors of the Company’s Employer Companies.

4.2 Limitation on Awards. In no event may any Participant receive Awards under this Plan with respect to (i) more than 500,000 Shares during any calendar year, or (ii) more than 1,000,000 Shares during the term of this Plan.

4.3 Ten-Percent Stockholders. A Participant who beneficially owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, as determined under Sections 422 and 424 of the Code, shall not be eligible to receive an Incentive Stock Option unless:

(a) the Option Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant; and

(b) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

For purposes of this Section 4.3, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of the Option to the Participant. “Outstanding stock” shall not include Shares authorized for issue under outstanding Options held by the Participant or by any other person.

SECTION 5

SHARES SUBJECT TO PLAN

5.1 Shares Available for Awards. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the total number of Shares, which may be issued pursuant to all Awards, shall not exceed (i) 2,700,000 Shares for all Awards and (ii) 200,000 Shares for Awards in a form other than Options and Stock Appreciation Rights. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company. If, and to the extent, any Award shall be forfeited, expire, or terminate for any reason without having resulted in the issuance of unrestricted Shares to a Participant or a Participant’s beneficiary in the case of Restricted Shares and Deferred Shares, or, without having been exercised in full in the case of Options or Stock Appreciation Rights, new Awards may be granted covering Shares originally set aside for the forfeited, expired, or terminated Award, or the unexercised portion of such expired or terminated Option or Stock Appreciation Right.

Notwithstanding the preceding sentence, but subject to adjustments pursuant to Section 5.2 below, the number of Shares that are available for ISOs shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards); provided that any Shares that are either purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the exercise price for an Award shall be available for issuance pursuant to ISOs.

5.2 Adjustments.

(a) Stock Splits and Dividends. Subject to any required action by the Board, the number of Shares covered by this Plan as provided in Section 5.1 hereof, the number of Shares covered by each outstanding Award, and the price if any at which a Participant may purchase Restricted Shares, Deferred Shares or exercise Options or Stock Appreciation Rights shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, reclassification, subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Shares), a stock split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

(b) Mergers. Subject to any required action by the Board and/or stockholders, if the Company shall merge with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Award shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Shares subject to the Award would have been entitled as a result of the merger.

(c) Adjustment Determination. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons. In computing any adjustment under this Section 5.2, any fractional Share which might otherwise become subject to an Award shall be eliminated.

(d) Special Dividends. Subject to any required action by the Board, the Administrator shall be entitled to determine whether any adjustment shall be made with respect to the number of Shares covered by this Plan as provided in Section 5.1 hereof, the number of Shares covered by each outstanding Award and the Option Price for Options if the Company pays a special or extraordinary dividend.

SECTION 6

AWARDS

6.1 Award Grant and Agreement.

(a) The Administrator may from time to time, subject to the terms of this Plan, grant to any Participant one or more Awards; provided, however, that the Special Committee may from time to time grant Awards to eligible persons not described in Section 16 of the Exchange Act or serving on the Special Committee. Each Award grant shall be evidenced by a written Award Agreement, dated as of the date of grant and executed by the Company and the Participant, which Award Agreement shall set forth the number of Awards granted (or formula, that may be based on future performance or conditions, for determining the number of Shares to be issued pursuant to the Award), whether the Award is for Restricted Shares, Deferred Shares, Options, or Stock Appreciation Rights, the

price if any at which a Participant may purchase Restricted Shares or Deferred Shares, the Option Price associated with Options and Stock Appreciation Rights, the Award Term, in the case of a Performance Award, in addition to the matters addressed in Section 6.6 below, the specific objectives, goals and performance criteria that further define the Award, and such other terms and conditions as may be determined appropriate by the Administrator (or the Special Committee), provided that such terms and conditions are not inconsistent with this Plan. The Award Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of this Plan language.

(b) Awards shall be made by the Administrator or Special Committee selectively among the Participants and the terms and provisions of such grants and the agreements evidencing the same (including, without limitation, the form, the amount, the timing, the terms for any purchase, the exercisability of Options and Stock Appreciation Rights, and vesting schedule of such grants) need not be uniform, whether or not the Participants are similarly situated.

6.2 Restricted Share and Restricted Unit Awards.

(a) Awards. The Administrator may award Restricted Shares (or Shares subject to Restricted Units pursuant to Section 6.2(f) below) to Participants, in such amounts, and subject to such terms and conditions as the Administrator shall determine in its discretion, subject to the provisions of this Plan. The Administrator shall determine the purchase price, if any, of Restricted Shares, and may issues Shares that are immediately vested and unrestricted. A Participant shall have no rights with respect to a Restricted Share Award unless the Participant accepts the Award within the time period the Administrator specifies by executing the Award Agreement prescribed by the Administrator and, if applicable, pays the purchase price for the Restricted Shares by any method that is acceptable to the Company.

(b) Issuance of Award. The Company shall issue in the Participant’s name a certificate or certificates for the appropriate number of Shares upon the Participant’s execution of the applicable Award Agreement.

(c) Plan and Regulatory Exceptions. Any certificate issued evidencing Restricted Shares shall remain in the Company’s possession until those Shares are free of restrictions, except as otherwise determined by the Administrator.

(d) Deferral Elections. The Participant may elect in accordance with Section 6.3(b) hereto, with the Administrator’s consent, to exchange Restricted Shares for an equivalent number of Deferred Shares under Section 6.3 hereto, but subject to such vesting restrictions as the Administrator may prescribe.

(e) Forfeiture. If so provided in an Award Agreement, during a designated period of up to 120 days following termination of the Participant’s service with the Company for any reason or for reasons designated in the Award Agreement, the Company shall have the right to repurchase Shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Participant the lesser of the amount paid by the Participant for such Shares or the Fair Market Value of such Shares at the time of repurchase by the Company (or such other price as the Administrator shall specify in the Award Agreement).

(f) Restricted Units. In lieu of issuing Restricted Shares to a Participant, the Administrator may in its discretion grant a Participant the right to receive Shares after certain vesting requirements are met, and shall evidence such grant in an Award Agreement that sets forth –

(i) a number of Restricted Units that correspond to the number of Shares that the Participant shall be entitled to receive upon vesting,

(ii) the terms upon which the Shares subject to the Restricted Units may become vested, and

(iii) whether or not the Award is subject to the terms and conditions set forth in Sections 6.2(d) and 6.2(e), which shall be deemed to apply unless an Award Agreement expressly provides to the contrary.

As soon as practicable after vesting of a Participant’s Restricted Units, the Company shall issue to the Participant, free from the vesting restrictions, one Share for each vested Restricted Unit, unless the Award provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof. Whenever Shares are issued to a Participant pursuant to the Award of Restricted Units, the Participant shall also be entitled to receive, with respect to each Share issued, an amount equal to any cash dividends and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the date of grant of the Restricted Unit and the date such Share is issued. If a Participant who has received an Award in the form of Restricted Units provides the Administrator with written notice of his or her intention to make an election under Section 83(b) of the Code with respect to the Shares subject to the Award, the Administrator may, in its discretion and subject to any terms and conditions that the Administrator may impose, exchange the Participant’s Restricted Units into Restricted Shares, on a one-for-one basis.

6.3	Deferred Shares.

(a) Deferral Elections. The Administrator may award Deferred Shares to one or more Participants, and may also permit any Participant to irrevocably elect to receive the credits described in Section 6.3(b) below in lieu of fees, salary, or other income (including Restricted Shares and Restricted Units) from the Company that the Participant earns after the election; provided that Employees will only be permitted to receive Deferred Share Awards pursuant to this Section if the Administrator determines they are members of a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974). Any election pursuant to this Section shall be made before the Participant becomes legally entitled to the fees, salary, or other income being deferred; provided that (a) a deferral election with respect to Restricted Shares or previously Deferred Shares must be made more than 12 months before a Participant’s Restricted Shares vest or Deferred Shares are scheduled to be distributed to a Participant pursuant to this Section; and provided further that (b) the Administrator will honor an election made within 12 months of a scheduled vesting date (or distribution date for Deferred Shares) if the Participant consents in the election to irrevocably forfeit 5% of the Restricted or Deferred Shares to which the Participant would otherwise be entitled.

(b) Deferred Share Credits and Earnings. The Administrator shall establish an internal Plan account for each Participant who either receives an Award of Deferred Shares or makes an election under this Section 6.3. At the end of each calendar year thereafter (or such more frequent periods as the Administrator may direct or approve), the Administrator shall credit the Participant’s account with a number of Deferred Shares having a Fair Market Value on that date equal to the compensation deferred during the year, and any cash dividends paid during the year on Deferred Shares previously credited to the Participant’s account. The Administrator shall hold each Participant’s Deferred Shares until distribution is required pursuant to Section 6.3(d) hereto.

(c) Rights to Deferred Shares. Except as provided in Section 6.2(d) hereto, a Participant shall at all times be 100% vested in his or her right to any Deferred Shares and any associated cash earnings. A Participant’s right to Deferred Shares shall at all times constitute an unsecured promise of the Company to pay benefits as they come due.

(d) Distributions of Deferred Shares and Earnings. The Administrator shall distribute a Participant’s Deferred Shares in five substantially equal annual installments in real Shares commencing as of the first day of the calendar year beginning after the Participant’s continuous service terminates, provided that the Administrator will honor a Participant’s election of a different time and manner of distribution if the election is made on a form approved by and acceptable to the Administrator. Fractional shares shall not be distributed, and instead shall be paid out in cash.

(e) Hardship Withdrawals. A Participant may apply to the Administrator for an immediate distribution of all or a portion of his or her Deferred Shares on account of hardship. The hardship must result from a sudden and unexpected illness or accident of the Participant or dependent, casualty loss of property, or other similar conditions beyond the control of the Participant. School expenses or residence purchases, for example, will not be considered hardships. Distributions will not be made to the extent a hardship could be relieved through insurance or by liquidation of the Participant’s nonessential assets. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s financial hardship. The determination of whether a Participant has a qualifying hardship and the amount to be distributed, if any, shall be made by the Administrator in its discretion. The Administrator may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

6.4 Options. The Administrator may from time to time grant Options subject to the terms of this Plan, including the specified terms of this Section.

(a) Conditions With Respect to Non-Statutory Stock Options. Certain Nonstatutory Stock Options (“Performance Grants”) shall, if the Administrator so determines in its discretion, be subject to the following conditions, which conditions shall be stated within the applicable Award Agreement:

(i) At the time of grant, the Administrator may, in its discretion, place additional restrictions on Performance Grants requiring that the Option will vest only if and when, or on an accelerated basis if and when, the Common Stock price exceeds a specific amount. Generally, Performance Grants will be subject to the same requirements described herein, unless the Administrator decides otherwise.

(ii) At the time of grant, the Administrator may, in its discretion, place additional restrictions on the Performance Grants requiring that on the exercise of such a grant an Employee will purchase Shares that will be forfeited if the Participant terminates employment within a certain number of years. Additional transferability restrictions may be imposed in connection with Performance Grants.

(b) Conditions With Respect to Incentive Stock Options. Each Incentive Stock Option shall be subject to the following conditions, in addition to those set forth in Section 4.3, all of which conditions shall be stated within the applicable Award Agreement:

(i) To the extent that the aggregate Fair Market Value of Shares (determined as of the time an Option is granted) exercisable for the first time by a Participant during any calendar year under such Incentive Stock Option and any other Incentive Stock Option issued by the Company or any Subsidiary Corporation or Parent Corporation exceeds $100,000, such excess Incentive Stock Options shall be deemed Nonstatutory Stock Options.

(ii) In no event may any Incentive Stock Option become exercisable later than the date preceding the tenth anniversary date of the grant thereof.

Any Incentive Stock Option which does not comply with the forgoing provisions shall not be considered an Incentive Stock Option, and instead shall be considered a Nonstatutory Option issued under this Plan.

(c) Option Price. The Option Price shall be determined by the Administrator (or the Special Committee), subject to any limitations imposed by this Plan and, in any event, shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of grant in the case of both Incentive Stock Options and Nonstatutory Stock Options; provided that in the case of Incentive Stock Options granted to a Participant described in Section 4.3 hereof, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of Shares on the date of grant.

(d) Limitations on Exercise of Options. Notwithstanding anything contained in this Plan to the contrary:

(i) Options may not be exercised until this Plan has been approved by the stockholders as provided in Section 9.8.

(ii) Options shall be exercisable in full or in such equal or unequal installments as the Administrator shall determine; provided that if a Participant does not purchase all of the Shares which the Participant is entitled to purchase on a certain date or within an established installment period, the Participant’s right to purchase any unpurchased Shares shall continue during the Award Term (taking into account any early termination of such Award Term which may be provided for under this Plan); provided, further that a Participant who is not an officer, director or consultant shall have the right to exercise at least 20% of the Options granted per year over five (5) years from the grant date.

(e) Method of Exercising Options.

(i) Options shall be exercised by a written notice, delivered to the Company at its principal office located at 18872 MacArthur Blvd., Irvine, California, 92612-1400, Attn: Legal Department or such other address that may be designated by the Company, specifying the number of Shares to be purchased and tendering payment in full for such Shares. Payment may be tendered in cash or by certified, bank cashier’s or teller’s check or by Shares (valued at Fair Market Value as of the date of tender) that the Participant has owned for at least six months, or some combination of the foregoing or such other form of consideration which has been approved by the Administrator, including any cashless exercise mechanism or a promissory note given by the Participant and approved by the Administrator. The right to deliver in full or partial payment of such Option Price any consideration other than cash shall be limited to such frequency as the Administrator shall determine in its sole discretion from time to time. In the event all or part of the Option Price is paid in Shares, any excess of the value of such Shares over the Option Price will be returned to the Participant as follows:

(A) any whole Share remaining in excess of the Option Price will be returned in kind, and may be represented by one or more share certificates; and

(B) any partial Shares remaining in excess of the Option Price will be returned in cash.

(ii) In the event a Participant pays all or part of the Option Price in Shares, the Administrator shall be entitled as it deems appropriate but solely in its discretion, to award to the Participant additional Options equal to the number of Shares tendered to exercise, provided such Option has an Option Price equal to Fair Market Value.

(f) Buyout Provisions. Subject to stockholder approval for a broad-based offer and to any other approval requirements that may apply (in either case, as determined by the Administrator in its sole discretion), the Administrator may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. In addition, subject to stockholder approval for a broad-based offer and to any other approval requirements that may apply (in either case, as determined by the Administrator in its sole discretion) if the Fair Market Value for Shares subject to an Option is more than 50% below their Option Price for more than 30 consecutive business days, the Administrator may unilaterally terminate and cancel the Option either (i) by paying the Participant, in cash or Shares, an amount not less than the Black-Scholes value of the vested portion of the Option, or (ii) by irrevocably committing to grant a new Option, on a designated date more than six months after such termination and cancellation of such Option (but only if the Participant’s service as an Employee or Service Provider has not terminated prior to such designated date), on substantially the same terms as the cancelled Option, provided that the per Share Option Price for the new Option shall equal the per Share Fair Market Value of a Share on the date the new grant occurs.

6.5 Stock Appreciation Rights.

(a) Granting of Stock Appreciation Rights. In its sole discretion, the Administrator may from time to time grant Stock Appreciation Rights to Participants either in conjunction with, or independently of, any Options granted under this Plan. A Stock Appreciation Right granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the Stock Appreciation Right to the extent of the number of Shares purchased upon exercise of the Option and, correspondingly, the exercise of the Stock Appreciation Right terminates the Option to the extent of the number of Shares with respect to which the Stock Appreciation Right is exercised. Alternatively, a Stock Appreciation Right granted in conjunction with an Option may be an additional right wherein both the Stock Appreciation Right and the Option may be exercised. A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements:

(i) the Stock Appreciation Right will expire no later than the Incentive Stock Option;

(ii) the Stock Appreciation Right may be for no more than the difference between the Option Price of the Incentive Stock Option and the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised;

(iii) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions;

(iv) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and

(v) the Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Option Price of the Incentive Stock Option.

(b) Option Price. The Option Price as to any particular Stock Appreciation Right shall not be less than the Fair Market Value of the Shares on the date of grant.

(c) Timing of Exercise. The provisions of Section 6.4(d) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of Stock Appreciation Rights.

(d) Exercise of Stock Appreciation Rights. A Stock Appreciation Right granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement granted to a Participant, provided that a Stock Appreciation Right may not be exercised for a fractional Share. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Award Agreement, a portion of) the excess of the then aggregate Fair Market Value of the number of Shares with respect to which the Participant exercises the Stock Appreciation Right, over the aggregate Option Price of such number of optioned Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Fair Market Value thereof, or any combination thereof.

(e) Procedure for Exercising Stock Appreciation Rights. To the extent not inconsistent herewith, the provisions of Section 6.4(e) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising Stock Appreciation Rights.

(f) Buy-out. Subject to stockholder approval for broad-based offer and any other approval requirements that may apply (in either case, as determined by the Administrator in its sole discretion), the Administrator has the same discretion to buy-out Stock Appreciation Rights as it has to take such actions with respect to Options.

6.6 Performance Awards.

(a) Performance Units. The Administrator may in its discretion grant Performance Units to any eligible Participant and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. A Performance Unit is an Award (which may be a Performance Grant) which is based on the achievement of specific goals with respect to the Company or any Affiliate or individual performance of the Participant, or a combination thereof, over a specified period of time. The maximum Performance Unit compensation that may be paid to any one Participant with respect to any one Performance Period (hereinafter defined) shall be 200,000 Shares and $2,500,000 in cash.

(b) Performance Compensation Awards. The Administrator may, in its discretion, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award will constitute “qualified performance-based compensation” under Code Section 162(m), in which event the Administrator shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Administrator shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be 200,000 Shares and $2,500,000 in cash.

(c) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Administrator for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Administrator to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or sales of business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Administrator) and, if so determined by the Administrator, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Administrator may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

6.7 Non-Transferability.

(a) General. Except as set forth in Section 6.7(c) below, Awards may not be sold, pledged, assigned, hypothecated, transferred, or otherwise encumbered or disposed of other than by will or by the laws of descent or distribution, and except as specifically provided in this Plan or the applicable Award Agreement. During a Participant’s lifetime, an Option or Stock Appreciation Right shall only be exercisable by the Participant. Furthermore, unless the applicable Award Agreement provides otherwise, additional Shares or other property distributed to the Participant in respect of Awards, as dividends or otherwise, shall be subject to the same restrictions applicable to such Award.

(b) Special Rule for Beneficiaries. The designation of a beneficiary by a Participant will not constitute a transfer. In the absence of a validly designated beneficiary, a Participant’s beneficiary shall be his or her estate.

(c) Limited Transferability Rights. To the extent specifically authorized by the Administrator in an Award Agreement or amendment thereto, any Participant may transfer Awards (other than Incentive Stock Options) either by gift to immediate family, or by instrument to an inter vivos or testamentary trust in which the Awards are to be passed, upon the death of the grantor, to beneficiaries who are immediate family (or otherwise approved by the Administrator). A permitted transfer of an Award (including but not limited to a transfer by will or by the laws of descent and distribution) shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of such evidence (e.g., an executed will or trust) as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

6.8 Award Term. The Award Term shall be determined by the Administrator at the time of grant, subject to any limitations imposed by this Plan, but in any event shall not be more than ten years from the date such Award is granted (five years under the circumstances described in Section 4.3(b)). Awards may be subject to earlier termination as provided in this Plan.

6.9 Withholding Tax.

(a) In the event the Company determines that it is required to withhold income tax in connection with an Award (for instance, as a result of the exercise of an Option as a condition for the exercise thereof), the Participant may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Participant having a Fair Market Value at the time the Participant becomes subject to income tax equal to the amount to be withheld and that have been held by the Participant for more than six months, (iii) by the Company retaining or not issuing such number of Shares subject to the Award as have a Fair Market Value at the time the Participant becomes subject to income tax equal to the amount to be withheld or (iv) any combination of (i), (ii) and (iii) above.

(b) The Administrator shall be entitled as it deems appropriate to make available for issuance under this Plan Shares tendered by a Participant as payment of the price for any Shares used to satisfy the Company’s withholding requirements.

6.10 Rights in the Event of Sale, Merger or Other Reorganization. Except as expressly provided in Section 5.2 and this Section, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price (if applicable) of Shares subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In any such event:

(a) Unless otherwise provided in the Award Agreement for any given Award, notwithstanding anything in the Plan to the contrary, upon any such merger (other than a merger in which the Company is the surviving corporation as described in Section 5.2(b) and under the terms of which the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged), consolidation, or sale or transfer of assets, all rights of the Participant with respect to the unvested portion of any Restricted Share, Restricted Units, or Deferred Share Award or the unexercised portion of any Stock Appreciation Right or Option shall become immediately vested, and any Option or Stock Appreciation Right may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation, or sale or transfer of assets, shall make specific provision for the assumption of the obligations of the Company with respect to this Plan and the rights of Participants with respect to Awards granted hereunder.

(b) Unless otherwise provided in the Award Agreement for any given Award, upon any such liquidation or dissolution, all rights of the Participant with respect to the unvested portion of any Award shall wholly and completely terminate and all Awards shall be canceled at the time of any such liquidation or dissolution, except to the extent that any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to this Plan and the rights of Participants with respect to Awards granted hereunder.

(c) Notwithstanding anything to the contrary herein, to the extent provided in the Award Agreement for any given Award, upon a Change of Control (as defined herein), (i) all rights of the Participant with respect to the unvested portion of any Restricted Share, Restricted Unit, or Deferred Share Award, and the unexercised portion of any Option or Stock Appreciation Rights shall fully vest and become exercisable as provided in such Award upon the effective date of any such Change of Control, (ii) the Company will honor any special distribution election that the Participant makes more than 90 days before the Change in Control, provided the distribution form is complete within five years thereafter, and (iii) the Company shall pay the Participant an amount reasonably expected to hold the Participant harmless from any excise taxes imposed on the Participant under Section 4999 of the Code, applicable regulations, or any successor thereto.

Notwithstanding the foregoing, the holder of any such Award or right theretofore granted and still outstanding shall have the right immediately prior to the effective date of such merger, consolidation, sale or transfer of assets, liquidation or dissolution to pay the purchase or exercise price, if any, for such Award in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Award or right; provided, that any conditions precedent to such purchase set forth in the Award Agreement have occurred or been waived. In no event, however, may any Incentive Stock Option that becomes exercisable pursuant to this Section 6.10 be exercised, in whole or in part, later than the date preceding the tenth anniversary date of the grant thereof, and in no case may an Incentive Stock Option granted to a Participant described in Section 4.3 be exercised in whole or in part, later than the date preceding the fifth anniversary date of the grant thereof.

(d) Definition of “Change in Control.” For purposes of this Plan, “Change in Control” shall be defined as:

A. When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof (including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

B. The individuals who, as of January 1, 2004, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to such date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this section, be counted as a member of the Incumbent Board in determining whether the Incumbent Board constitutes a majority of the Board.

C. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination:

i. all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the Company and the beneficial owners of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly or through one or more subsidiaries); and

ii. no person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of such corporation except to the extent that such ownership existed prior to the Business Combination; or

D. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6.11 Restricted Share, Restricted Unit, and Deferred Share Award Rights in the Event of Death, Total and Permanent Disability, or Termination. Unless otherwise provided in an Award Agreement for any given Restricted Share, Restricted Unit, or Deferred Share Award, if a Participant’s employment or business relationship with or service to the Company is terminated on account of the Participant’s death, Total and Permanent Disability, retirement, or without cause (as determined by the Administrator based on any definitions utilized by the Company in any other plan or written agreement), vesting on all outstanding Restricted Share, Restricted Unit, and Deferred Share Awards may accelerate to 100% at the discretion of the Administrator.

6.12 Option and Stock Appreciation Right Award Rights in the Event of Death, Total and Permanent Disability, or Termination.

(a) Rights in the Event of Death. Unless otherwise provided in the Award Agreement for any given Option or Stock Appreciation Right, if a Participant’s employment or business relationship with or service to the Employer Company or service as a member of the Board is terminated on account of death, the person or persons who shall have acquired the right, by will or the laws of descent and distribution, to exercise the Participant’s Options shall continue to have (subject to Sections 6.4(b) and 6.4(d) above) the right, for a period of at least six (6) months from the date of termination by death or such longer period (if any) as may be specified in the applicable Award Agreement, to exercise any Options which such Participant would have been entitled to exercise on the Participant’s death. At the expiration of such period any such Options or Stock Appreciation Rights which remain unexercised shall expire. Unless the Administrator provides otherwise in the Award Agreement, any Options or Stock Appreciation Rights that could not have been exercised by a Participant as of the Participant’s death may not be exercised.

(b) Rights in the Event of Total and Permanent Disability. Unless otherwise provided in the Award Agreement for any given Option or Stock Appreciation Right, if a Participant’s employment or business relationship with or service to the Employer Company or service as a member of the Board is terminated on account of Total and Permanent Disability, the Participant shall have (subject to Sections 6.4(b) and 6.4(d) above) the right, for a period of at least six (6) months from the date of termination by disability or such longer period (if any) as may be specified in the applicable Award Agreement, to exercise any Options or Stock Appreciation Rights which such Participant would have been entitled to exercise on the date of such Participant’s Total and Permanent Disability. At the expiration of such period any such Options or Stock Appreciation Rights which remain unexercised shall expire. Unless the Administrator provides otherwise in the Award Agreement, any Options or Stock Appreciation Rights that could not have been exercised by a Participant on the date of such Participant’s Total and Permanent Disability may not be exercised.

(c) Rights in the Event of Termination of Employment or Service. Unless otherwise provided in the Award Agreement for any given Option or Stock Appreciation Right, in the event that a Participant’s employment or business relationship with or service to the Employer Company or service as a member of the Board terminates, other than by reason of death or Total and Permanent Disability and other than due to termination for “Cause,” the Participant shall have (subject to Sections 6.4(b) and 6.4(d) above) the right, for a period of at least thirty (30) days from the date of such termination or such longer period (if any) as may be specified in the applicable Award Agreement, to exercise any Options or Stock Appreciation Rights which such Participant would have been entitled to exercise on the date of such Participant’s termination. At the expiration of such period any such Options which remain unexercised shall expire. Unless the Administrator provides otherwise in the Award Agreement any Options or Stock Appreciation Rights that could not have been exercised by a Participant on the date of such Participant’s termination of employment or service as a member of the Board or business relationship may not be exercised. Notwithstanding the foregoing, if the employment or service of or business relationship with a Participant is terminated for “Cause” by the Employer Company, the Company may notify the Participant that any Options not exercised prior to the termination are cancelled. For purposes hereof and unless the Administrator provides otherwise in the Award Agreement, a termination of service or business relationship for “Cause” shall include dismissal as a result of (1) Participant’s conviction of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (2) Participant’s gross negligence, gross incompetence or willful gross misconduct in the performance of his or her duties; or (3) Participant’s willful and material failure or refusal to perform his or her duties.

SECTION 7

SHARES ISSUED PURSUANT TO AN AWARD

7.1 Issuance of Certificates. The Company shall not be required to issue or deliver any certificate for Shares issued pursuant to any Award including upon exercise of a Stock Appreciation Right or Option, or any portion thereof, prior to fulfillment of all of the following applicable conditions:

(a) The admission of such Shares to listing on all stock exchanges or markets on which the Shares are then listed to the extent such admission is necessary;

(b) The completion of any registration or other qualification of such Shares under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable, or the determination by the Board in its sole discretion that no such registration or qualification is required;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time which the Board or Committee may establish for reasons of administrative convenience following the date a Participant becomes entitled to receive unrestricted Shares pursuant to an Award.

7.2 Compliance with Securities and Other Laws. In no event shall the Company be required to sell, issue or deliver Shares pursuant to Awards if in the opinion of the Company the issuance thereof would constitute a violation by either the Participant or the Company of any provision of any law or regulation of any governmental authority or any securities exchange or market. As a condition of any sale or issuance of Shares pursuant to Awards, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Participant as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Participant that the Participant is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares acquired by the Participant will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

7.3 Requirements in the Event of a Disposition of Incentive Stock Option Shares. Any Participant, or person representing such Participant, who sells, exchanges, transfers or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Stock Option within two (2) years following the grant of such Incentive Stock Option or within one (1) year following the actual transfer of such Shares to the Participant, shall be obligated to notify the Company in writing of the date of disposition, the number of Shares so disposed and the amount of consideration received as a result of such disposition. The Company shall have the right to take whatever reasonable action it deems appropriate against a Participant, including early termination of any Options which remain outstanding, in order to recover any additional taxes the Company incurs as a result of such Participant failure to so notify the Company.

7.4. Legend. All certificates for Shares purchased upon the exercise of an Incentive Stock Option may bear a legend indicating that such Shares were issued pursuant to an Incentive Stock Option grant.

SECTION 8

TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

8.1 Board Termination, Amendment and Modification of Plan. The Board may at any time amend or modify this Plan; provided, however, that no such action of the Board shall take effect without approval of the stockholders of the Company to the extent such approval is required by applicable law or determined by the Board to be necessary or desirable for any reason (including but not limited to the satisfaction of listing requirements on a stock exchange). Notwithstanding anything to the contrary, the Board shall be entitled to adjust the Option Price with respect to any outstanding Option or Stock Appreciation Right at any time provided that the Participant shall so consent, subject to the approval of the stockholders of the Company if the modification reduces the Option Price (except for any reduction of the Option Price pursuant to the provisions of Section 5.2 hereof).

8.2 Plan Termination. Unless terminated earlier as provided in Section 8.1, this Plan shall terminate ten (10) years from the date this Plan is adopted by the Board and no Award shall be granted under this Plan after such expiration date. Termination of this Plan shall not alter or impair any of the rights or obligations under any Award theretofore granted under this Plan unless the Participant shall so consent.

8.3 Effect of Termination, Amendment or Modification of Plan. Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of this Plan shall in any manner affect any Award theretofore granted under this Plan without the written consent of the Participant or a person who shall have acquired the right to the Award by will or the laws of descent and distribution.

SECTION 9

MISCELLANEOUS

9.1 Non-Assignability of Awards. No Award shall be assignable or transferable by the Participant except pursuant to Section 6.7 hereof.

9.2 Leaves of Absence. Unless the Administrator determines otherwise, the vesting of an Award granted under this Plan shall not be tolled during any unpaid leave of absence taken by a Participant.

9.3 No Rights to Employment or Provide Service. Nothing in this Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any individual the right to continue employment with or to provide service to the Employer Company or service as a member of the Board.

9.4 Purchase Offer. The Administrator may offer to purchase, for cash or Shares, any Award granted hereunder and such offer to purchase any Award shall be on such terms and conditions as the Administrator establishes and communicates to the Participant at the time the offer is extended to the Participant.

9.5 Binding Effect. This Plan shall be binding upon the successors and assigns of the Company.

9.6 Singular, Plural, Gender. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

9.7 Headings. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of this Plan.

9.8 Effective Date; Ratification by Stockholders. The terms of this Plan shall become effective upon the approval of the stockholders of the Company, by a majority of the votes cast at a meeting held within 12 months after the date on which this Plan received Board approval. If this Plan is not duly approved by the Company’s stockholders, this Plan shall become null and void and of no force or effect.

9.9 Rights as Stockholder. Any Participant or transferee of an Award shall have no rights as a stockholder with respect to any Shares subject to such Award prior to the date on which the Participant becomes entitled to receive unrestricted Shares or exercise Options or Stock Appreciation Rights pursuant to the Plan, as provided herein.

9.10 Applicable Law. This Plan and the Awards granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

9.11 Reports. The Company will comply with all applicable reporting and tax requirements applicable to Awards under the Code.

P R O X Y	AUTOBYTEL INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For the Annual Meeting of Stockholders June 24, 2004

Jeffrey Schwartz, Hoshi Printer and Ariel Amir and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of common stock of Autobytel Inc. held of record by the undersigned on April 26, 2004 at the Annual Meeting of Stockholders to be held on June 24, 2004, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.

The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR each of the proposals set forth on this proxy as such proxies deem advisable and on such other matters as may properly come before the Annual Meeting of Stockholders, including, among other things, consideration of any motion made for adjournment of the meeting.

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope

ê    DETACH PROXY CARD HERE    ê

Please mark votes as in this example	☒

1.	ELECTION OF NOMINEES JEFFREY H. COATS, MICHAEL J. FUCHS AND ROBERT S. GRIMES AS CLASS III DIRECTORS OF AUTOBYTEL INC. FOR all nominees ☐ AGAINST to vote for all nominees ☐
(Instruction: To withhold authority to vote for any nominee, write his name in the space provided.)
2.	APPROVAL OF AUTOBYTEL INC. 2004 RESTRICTED STOCK AND OPTION PLAN. FOR ☐ AGAINST ☐ ABSTAIN ☐
3.	RATIFICATION AND APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2004. FOR ☐ AGAINST ☐ ABSTAIN ☐
4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENTS THEREOF.

Date  ____________________________________________________________  , 2004

________________________________________________________

(Signature of stockholder)

Date  ____________________________________________________________  , 2004

_______________________________________________________

(Signature of stockholder)

NOTE:  Signatures should agree with the names printed hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.